As filed with the Securities and Exchange Commission on March 7, 2008


                                                             File No.
                                                                     ----------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          MULTIMEDIA DESIGN CORPORATION
             (Exact name of registrant as specified in its charter)

         Delaware                       7373                      06-1304701
------------------------------    ------------------------    ------------------
(State or jurisdiction of         (Primary Industrial         I.R.S. Employer
incorporation or organization)     Classification Code No.)   Identification No.


       3204 Selwyn Avenue, Charlotte, North Carolina 28209   (704) 523-9493
       ---------------------------------------------------   --------------
(Address, including the ZIP code & telephone number, including area code of Registrant's principal executive office)

       3204 Selwyn Avenue, Charlotte, North Carolina 28209   (704) 523-9493
       ---------------------------------------------------   --------------
(Address of principal place of business or intended principal place of business)

                                T. Brian Snediker

       3204 Selwyn Avenue, Charlotte, North Carolina 28209   (704) 523-9493
       ---------------------------------------------------   --------------
(Name, address, including zip code, and telephone number, including area code of agent for service)

             Copies to:       Bradley D. Harrison
             ------ --
                        Law Office of Bradley D. Harrison
                               8318 Trail Lake Dr,
                              Rowlett, Texas 75088
                               (972) 412-5041 Tel
                               (214) 607-1729 Fax

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the securities Act registration number of the earlier effective registration statement for the same offering. |_|

                             -----------------------


If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the securities Act registration number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the securities Act registration number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|
                             ----------------------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
Title of Each        Amount      Proposed       Minimum/Maximum     Amount of
Class of Securities   To be      Offering Price Proposed Aggregate  Registration
to be Registered     Registered  Per Share (1)  Offering  (1)       Fee
--------------------------------------------------------------------------------
Common stock,
$0.001 par value
Minimum              1,500,000   $0.20          $   300,000         $ 10
Maximum             10,000,000   $0.20          $ 2,000,000         $ 64
--------------------------------------------------------------------------------
Total maximum       10,000,000   $0.20          $ 2,000,000         $ 64


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933. |X|

(1) Estimated solely for the purpose of calculating the registration fee.

                                              INITIAL PUBLIC OFFERING PROSPECTUS

                         MULTIMEDIA DESIGN CORPORATION.

               Minimum of 1,500,000 shares of common stock, and a
                  Maximum of 10,000,000 shares of common stock
                                 $0.20 per share

         We are making a best efforts offering to sell common stock in our company. The common stock will be sold by our officers, after the effective date of this registration statement. The offering price was determined arbitrarily and we will raise a minimum of $300,000 and a maximum of $2,000,000. The money we raise in this offering before the minimum amount, $300,000, is sold will be deposited in a separate non-interest bearing bank account where the funds will be held for the benefit of those subscribing for our shares, until the minimum amount is raised, at which time we will deposit the funds in our bank account and retain the transfer agent who will then issue the shares. The offering will end on September 26, 2008 and if the minimum subscription is not raised by the end of the offering period, all funds will be refunded promptly to those who subscribed for our shares, without interest. There is no minimum purchase requirement for subscribers. Officers, directors and affiliates will be able to purchase common stock in this offering and will count towards the minimum offering.

The Offering:                  1,500,000 shares            10,000,000 shares
                               Minimum offering              Maximum offering
                               ----------------             ----------------
                             Per Share     Amount         Per Share    Amount
                             ---------     ------         ---------    ------

Public Offering Price         $0.20        $ 300,000       $0.20      $2,000,000

Offering expenses are estimated to be $16,769 if the minimum number of shares are sold, which equates to $0.01 per share, and $33,769 if the maximum number of shares are sold, which equates to $0.004 per share.

There is currently no market for our shares. We intend to work with a market maker who would then apply to have our securities quoted on the over-the-counter Bulletin Board or on another exchange as soon as practicable after our offering. We will close our offering on September 26, 2008. However, it is possible that we will not trade on the over-the-counter Bulletin Board, and if we do get quoted on the bulletin board, we may not satisfy the listing requirements for another exchange, which are greater than that of the Bulletin Board.

                          ----------------------------

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          -----------------------------


               This Prospectus is dated __________________________




                               PROSPECTUS SUMMARY

OUR COMPANY

         We are a proprietary technology and software firm that was incorporated as a Delaware corporation on June 8, 1990. We offer web-enabled applications that empower even the least tech-savvy people and businesses to build more effective relationships through multiple forms of Internet-based communications.

THE OFFERING

Our officers will be selling the offering.
                                                        Minimum     Midpoint     Maximum
                                                       ---------   ----------    ----------

Common shares offered                                  1,500,000    5,000,000    10,000,000
Common shares outstanding before this offering           711,976      711,976       711,976
                                                       ---------    ---------    ----------
Total shares outstanding after this offering           1,211,976    5,711,976    10,711,976

Officers, directors and their affiliates will be able to purchase shares in this offering.

                             SUMMARY FINANCIAL DATA

         The  following  table  sets  forth  certain  of our  summary  financial information.  This information  should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this prospectus.
                                            UNAUDITED         AUDITED           AUDITED
       Balance Sheet:                       Nov 30, 2007      June 30, 2007     Dec 31, 2006
       ------- ------                -------------------------------------------------------
       Working Capital                      $ (313,501)       $ (132,180)       $ (633,795)
       Total Assets                         $  572,068        $  467,190        $  382,961
       Total Liabilities                    $  505,745        $  220,332        $  661,150
       Stockholders' Equity                 $   66,323        $  246,858        $ (278,189)


                                            UNAUDITED         AUDITED           AUDITED
                                            Eleven months     Six months
                                               Ended             ended          Year ended
       Statement of Operations:             Nov 30, 2007      June 30, 2007     Dec 31, 2006
       --------- -- -----------      -------------------------------------------------------
       Revenue                              $     21,351      $      8,106      $     32,324
       Cost of sales                        $      1,131      $      1,058      $     15,614
       Operating expenses                   $    381,762      $    182,827      $    493,272
            Depreciation and amortization   $     53,276      $     53,276      $     96,691
       Other  income (expense)              $     12,557      $      7,329      $  (  64,269)

       Net loss                             $  ( 402,261)     $   (221,726)     $   (631,522)
Loss per common share                             ($0.56)           ($0.31)           ($0.89)
No. of Common Shares outstanding                 711,976           711,976           711,976
No. of Common Shares outstanding
    if all preferred stock converted          18,789,188        18,789,188        18,789,188


RISK FACTORS

         You should carefully consider the risks described below and all other information contained in this prospectus before making an investment decision. We have identified all material risks known to, and anticipated by, us as of the filing of this registration statement.

WE HAVE AN OPERATING HISTORY THAT INCLUDES CUMULATIVE LOSSES SINCE INCEPTION THAT COULD CAUSE US TO RUN OUT OF MONEY AND CLOSE OUR BUSINESS.

We have an accumulated deficit from operations. There is not sufficient gross revenue and profit to finance our planned growth and, without additional financing as outlined in this prospectus, we could continue to experience losses in the future. Our accumulated deficit from operations through November 30, 2007 was $7,393,086. We may incur significant expenses in promoting our business, and as a result, will need to generate significant revenues over and above our current revenue to achieve consistent profitability. If we are unable to achieve that profitability, your investment in our common stock may decline or become worthless.

WE RELY ON OUR TWO OFFICERS FOR DECISIONS AND THEY MAY MAKE DECISIONS THAT ARE NOT IN THE BEST INTEREST OF ALL STOCKHOLDERS.

We rely on our two officers, Robert Yarmey and T. Brian Snediker, to direct the affairs of the company, and rely upon them to competently operate the business. We do not have key man insurance on them and have no employment agreements with them. Should something happen to our two officers, this reliance on two people could have a material detrimental impact on our business and could cause the business to lose its place in the market, or even fail. Such events could cause the value of our stock to decline or become worthless.

WE MAY HAVE TO RAISE ADDITIONAL CAPITAL, WHICH MAY NOT BE AVAILABLE OR MAY BE TOO COSTLY, AND WHICH, IF WE CANNOT OBTAIN, COULD FORCE US TO CEASE OUR OPERATIONS.

Our capital requirements could be more than our operating income. As of November 30, 2007, our cash balance was $184,287. We do not have sufficient cash to indefinitely sustain operating losses, but believe we can continue for twelve months without any additional funding, but upon raising the minimum amount in this offering, believe that will take us to the point that we will be able to sustain operations for at least a year if we raise no other capital. Our potential profitability depends on our ability to generate and sustain substantially higher net sales with reasonable expense levels. We may not operate on a profitable basis or cash flow from operations may not be sufficient to pay our operating costs. We anticipate that the funds raised in this offering will be sufficient to fund our planned growth for the year after we close on the offering, assuming we raise the minimum amount in this offering. Thereafter, if we do not achieve profitability, we will need to raise additional capital to finance our operations. We have no current or proposed financing plans or arrangements other than this offering. We could seek additional financing through debt or equity offerings. Additional financing may not be available to us, or, if available, may be on terms unacceptable or unfavorable to us. If we need and cannot raise additional funds, further development of our business, upgrades to our technology, or additions to our product lines, may be delayed or postponed indefinitely; if this happens, the value of your investment could decline or become worthless.

NO PUBLIC MARKET FOR OUR COMMON STOCK CURRENTLY EXISTS AND AN ACTIVE TRADING MARKET MAY NEVER MATERIALIZE, THUS, AN INVESTOR MAY NOT BE ABLE TO SELL THEIR STOCK.

Prior to this offering, there has been no public market for our common stock. We plan to work with a market maker who would then apply to have our securities quoted on the OTC Bulletin Board. In order to be quoted on the OTCBB, we must be sponsored by a participating market maker who would make the application on our behalf. At this time, we are not aware of a market maker who intends to sponsor our securities and make a market in our stock. Assuming we become quoted, an active trading market still may not develop and if an active market does not develop, our market value could decline to a value below the offering price in this prospectus. Additionally, if the market is not active or illiquid, investors may not be able to sell their securities.

IF A PUBLIC TRADING MARKET FOR OUR COMMON STOCK MATERIALIZES, WE WILL BE CLASSIFIED AS A `PENNY STOCK' WHICH HAS ADDITIONAL REQUIREMENTS FOR TRADING THE STOCK, WHICH COULD CAUSE YOU TO NOT BE ABLE TO SELL YOUR STOCK.

The U.S. Securities and Exchange Commission treats stocks of certain companies as `penny stocks'. We are not aware of a market maker who intends to make a market in our stock , but should we be cleared to trade, we would be classified as a `penny stock' which makes it harder to trade even if it is traded on an electronic exchange like the over-the-counter bulletin board. These requirements include (i) broker-dealers who sell to customers must have the buyer fill out a questionnaire, and (ii) broker-dealers may decide, based upon the information given by a prospective buyer, whether or not the stock is suitable for the buyer's financial position. These rules may adversely affect the ability of both the selling broker-dealer and the buying broker-dealer to trade your securities, as well as the purchasers of your securities to sell them in the secondary market. These requirements may cause potential buyers to be eliminated and the common stock you purchase in this offering may have no effective market to sell into, thereby causing your investment to be worthless.

INVESTING IN A PENNY STOCK HAS INHERENT RISKS, AFFECTING BOTH BROKERS, BUYERS AND SELLERS, WHICH COULD CAUSE THE MARKETABILITY OF YOUR STOCK TO BE LESSER THAN IF THERE WERE NOT THOSE REQUIREMENTS.

When a seller of a `penny stock' desires to sell, they must execute that trade through a broker. Many brokers do not deal in penny stocks, so a seller's ability to market/sell their stock is reduced. Additionally, if a broker does engage in trading penny stocks, and the broker has a client who wishes to buy the stock, they must have the client fill out a number of pages of paperwork before they can execute the trade. These requirements cause a burden to some who may decide not to buy because of the additional paperwork. Thus, the marketability of your stock is less as a penny stock than as a stock listed on an exchange. This could cause your investment to be less liquid and investors may not be able to market their shares effectively.

SHAREHOLDERS PURCHASING SHARES IN THIS OFFERING WILL EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION, CAUSING THEIR INVESTMENT TO IMMEDIaTELY BE WORTH LESS THAN THEIR PURCHASE PRICE.

If you purchase common stock in this offering, you will experience an immediate and substantial dilution in the projected book value of the common stock from the price you pay in this initial offering. This means that if you buy stock in this offering at $0.20 per share, you will pay substantially more than our current shareholders. The following represents your dilution: (a) if the minimum of 1,500,000 shares are sold, an immediate decrease in book value to our new shareholders from $0.20 to $0.16 per share will occur, an immediate dilution to the new shareholders of $0.04 per common share; (b) if the midpoint of 5,000,000 shares are sold, an immediate decrease in book value to our new shareholders from $0.20 to $0.18 per share will occur, an immediate dilution to the new shareholders of $0.02 per common share, and (c) if the maximum of 10,000,000 shares are sold, an immediate decrease in book value to our new shareholders from $0.20 to $0.19 per share will occur, an immediate dilution to the new shareholders of $0.01 per common share.

INVESTORS ARE NOT ABLE TO CANCEL THEIR SUBSCRIPTION AGREEMENTS ONCE SIGNED, THEREFORE LOSING ANY CHANCE TO CHANGE THEIR MINDS.

Once the Company receives an investor's signed subscription, the investor will not be able to cancel it. The investor will therefore lose any right or opportunity to change their mind after receipt of their subscription by the Company.

OUR OFFERING PRICE OF $0.20 WAS DETERMINED ARBITRARILY BY OUR PRESIDENT. YOUR INVESTMENT MAY NOT BE WORTH AS MUCH AS THE OFFERING PRICE BECAUSE OF THE METHOD OF ITS DETERMINATION.

The President arbitrarily determined the price for the offering at $0.20 per share. As the offering price is not based on a specific calculation or metric, the price has inherent risks and therefore your investment could be worth less than the offering price.


                           FORWARD LOOKING STATEMENTS

         This prospectus contains forward looking statements. These forward looking statements are not historical facts but rather are based our current expectations, estimates and projections about our industry, our beliefs and our assumptions. Words such as "anticipates", "expects", "intends", "plans", "believes", "seeks" and "estimates", and variations of these words and similar expressions, are intended to identify forward looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed, implied or forecasted in the forward looking statements. In addition, the forward looking events discussed in this prospectus might not occur. These risks and uncertainties include, among others, those described in "Risk Factors" and elsewhere in this prospectus. Readers are cautioned not to place undue reliance on these forward looking statements, which reflect our management's view only as of the date of this prospectus.


                                    DILUTION

         If you purchase common stock in this offering, you will experience an immediate and substantial dilution in the projected book value of the common stock from the price you pay in this initial offering.

         The book value of our common stock as of November 30, 2007 was $66,323 or $0.09 per common share. Projected book value per share is equal to our total assets, less total liabilities, divided by the number of shares of common stock outstanding.

         After giving effect to the sale of common stock offered by us in this offering, and the receipt and application of the estimated net proceeds (at an initial public offering price of $0.20 per share, after deducting estimated offering expenses), our projected book value as of November 30, 2007 would be:
$349,554 or $0.16 per share, if the minimum is sold; $1,043,587 or $0.18 per share, if the midpoint amount is sold; and $2,032,554 or $0.19 per share, if the maximum is sold.

This means that if you buy stock in this  offering at $0.20 per share,  you will
pay  something  more  than  our  current  common  shareholders.   The  following
represents your dilution:

If the minimum of 1,500,000 shares are sold, an immediate decrease in book value to our new shareholders from $0.20 to $0.16 per share and an immediate dilution to the new shareholders of $0.04 per common share.

If the midpoint amount of 5,000,000 shares are sold, an immediate decrease in book value to our new shareholders from $0.20 to $0.18 per share and an immediate dilution to the new shareholders of $0.02 per common share.

If the maximum of 10,000,000 shares are sold, an immediate decrease in book value to our new shareholders from $0.20 to $0.19 per share and an immediate dilution to the new shareholders of $0.01 per common share

The following table illustrates this per share dilution:

                                                Minimum      Midpoint    Maximum
Assumed initial public offering price            $ 0.20      $ 0.20      $ 0.20
Book value as of Nov 30, 2007                    $ 0.09      $ 0.09      $ 0.09
Projected book value after this offering         $ 0.16      $ 0.18      $ 0.19
Increase attributable to new stockholders:       $ 0.07      $ 0.09      $ 0.10

Projected book value
    as of Nov 30, 2007 after this offering       $ 0.16      $  0.18     $ 0.19
Decrease to new stockholders                     $(0.04)     $ (0.02)    $(0.01)
Percentage dilution to new stockholders             20%          10%        5 %


                              PLAN OF DISTRIBUTION

         The common stock is being sold on our behalf by our officers, who will receive no commission on such sales. All sales will be made by personal contact by our officers. We will not be mailing our prospectus to anyone or soliciting anyone who is not personally known to the officers, or introduced to them and personally contacted by them or referred to them. We have no agreements, understandings or commitments, whether written or oral, to offer or sell the securities to any individual or entity, or with any person, including our attorney, or group for referrals and if there are any referrals, we will not pay finders fees.

         The officers will be selling the common stock in this offering relying on the safe harbor from broker registration under the Rule 3a4-1(a) of the Securities Exchange Act of 1934. The officers qualify under this safe harbor because each of the officers (a) is not subject to a statutory disqualification,
(b) will not be compensated in connection with his participation by the payment or other remuneration based either directly or indirectly on transactions in the securities, (c) is not an associated person of a broker dealer, and has not been an associated person of a broker dealer within the preceding twelve months, and
(d) primarily performs, and will perform, after this offering, substantial duties for the issuer other than in connection with the proposed sale of securities in this offering, and he is not a broker dealer, or an associated person of a broker dealer, within the preceding 12 months, and he has not participated in selling securities for any issuer in the past 12 months and shall not sell for another issuer in the twelve months following the last sale in this offering.

         Additionally, he will be contacting relatives, friends and business associates to invest in this offering and provide them with a printed copy of the prospectus and subscription agreement. No printed advertising materials will be used for solicitation, no internet solicitation and no cold calling people to solicit interest for investment. Officers, directors and affiliates may purchase shares in this offering and any such sales will count towards the minimum offering.

         The money we raise in this offering before the minimum amount is sold will be deposited in a separate non-interest bearing bank account where the funds will be held for the benefit of those subscribing for our shares, until the minimum amount is raised at which time we will deposit the funds in our bank account and retain the transfer agent who will then issue the shares. We do not have an escrow agreement or any other agreement regarding the custody of the funds we raise. The offering will end on September 26, 2008 and if the minimum subscription is not raised by the end of the offering period, all funds will be refunded promptly to those who subscribed for our shares, without interest. The offering will close on September 26, 2008, if not terminated sooner.

         The subscription agreement will provide investors the opportunity to purchase shares at $0.20 per share by purchasing directly from the Company. The agreement also provides that investors are not entitled to cancel, terminate or revoke the agreement. In addition, if the minimum subscription is not raised by September 26, 2008, the subscription agreement will be terminated and any funds received will be promptly returned to the investors.

         Certificates for shares of common stock sold in this offering will be delivered to the purchasers by Signature Stock Transfer, Inc., the stock transfer company chosen by the company as soon as the minimum subscription amount is raised. The transfer agent will only be engaged in the event that we obtain at least the minimum subscription amount in this offering.


                                 USE OF PROCEEDS

         The total cost of the minimum offering is estimated to be $16,769, or $33,769 if the maximum is sold, consisting primarily of legal, accounting and blue sky fees.

         The following table sets forth how we anticipate using the proceeds from selling common stock in this offering, reflecting the minimum and maximum subscription amounts:

                                            $300,000    $1,000,000    $2,000,000
                                            Minimum     Mid-Level      Maximum
                                            -------     ----------    ----------
Legal, Accounting & Printing Expenses     $   7,000     $   12,000   $    21,000

Other Offering Expenses                       9,769         10,736        12,769
Net Proceeds to Company                     283,231        977,264     1,966,231
                                  ----------------------------------------------
TOTAL                                     $ 300,000     $1,000,000   $ 2,000,000

The following describes each of the expense categories:

* Legal, Accounting and Printing Expenses are the estimated costs associated with this offering. As more shares are sold, we anticipate legal fees to increase due to the liklihood of investors being from other states which could result in state blue sky securities filings. Although our legal fees are not contingent on the number of shares sold, it is likely that the legal fees will increase as our attorney will charge us for these filings. Also, as more shares are sold, our printing expenses will increase.

* Other Offering Expenses include SEC registration fees, blue sky fees and miscellaneous expenses with regards to this offering.

The following table sets forth how we anticipate using the net proceeds to the company:

                                   $300,000   $1,000,000   $2,000,000
                                    Minimum   Mid-Level     Maximum
                                 ----------   ----------   ----------
Marketing/Advertising            $   30,000   $  350,000   $  650,000
Capital expenditures                      0      100,250      174,650
Trade Shows/Travel                        0       72,000       72,000
Public Relations                     15,000      180,000      240,000
Payoff bridge loan                  205,000      205,000      205,000
General corporate overhead (1)       33,231      184,264      783,231
                                 ----------   ----------   ----------
Proceeds to company              $  283,231      977,264    1,966,231


(1) General Corporate overhead includes main office of 350 sq ft shared with the Co-Founder, office supplies, internet, phone taxes, and any other administrative expenses incurred in the normal course of business. We plan to use the proceeds to pay off notes payable owed by the Company. Additionally, all amounts allocated for salaries/commissions will be for new hires and officers, but not directors of the Company.

                             DESCRIPTION OF BUSINESS

COMPANY OVERVIEW
The Company, "MDC", is a proprietary technology and software firm that was incorporated as a Delaware corporation on June 8, 1990. MDC offers web-enabled applications that empower even the least tech-savvy people and businesses to build more effective relationships through multiple forms of Internet-based communications.

The company's flagship product, WebPOWER, allows users to create, publish and manage fully-integrated (text, images, audio and video) and compelling online content.



Offered for a nominal monthly fee, MDC's applications eliminate the financial, time and knowledge requirements traditionally associated with communicating online.

UNIQUE VALUE

WebPOWER  services  are  distinguished  by  the  unique  benefits  they  deliver
throughout   all  four  phases  of  the   communication   lifecycle:   Creation,
Collaboration, Publication & Management

Just as Pagemaker started the desktop publishing revolution by enabling ordinary people to create any type of printed page communication, WebPOWER enables the same powerful creation capability for any type of web page communication.

Ease of use - award-winning graphical interface

Depth of functionality - desktop performance in a SaaS application

Collaboration - unlimited user/viewer real-time collaboration

Accessibility - available anytime, anywhere via the web

Seamless integration of all media - audio, video, images, frames

Eye-popping effects - control of placement, transitions, timing and speed of all objects

Simplicity of content management -edit/update design, structure and content in real time

Regarding accessibility, the cost of MDC's applications is less than most users pay for their Internet connection - which only allows them to view the web. MDC allows users to participate in the web on an unprecedented level.

The delivery method is Software as a Service (SaaS), which eliminates the cost and technology burdens of licensed or boxed software. With SaaS, the customer is not responsible for upfront fees, maintenance costs, downloads or updates. Instead, the software is hosted by MDC and available anywhere, anytime, via an Internet browser, for a nominal monthly subscription.

By providing software as a service and eliminating barriers traditionally associated with purchasing software, it becomes more accessible to the masses, which is why industry leaders believe more than 70% of software will be delivered as SaaS by 2010 (IDC).

Finally, the icon-based interface does not require any greater technical knowledge than the aforementioned social networking and related communication examples which are currently used by hundreds of millions of people.


MARKET NEED
The inherent capabilities of the Internet lend themselves to people and businesses developing and strengthening relationships through communication. This has led to its widespread adoption and rapid evolution from something little more than an electronic bulletin board to the means of communicating text, images, audio and video via trillions of emails and more than 200 billion web pages.

For businesses, the Internet has been identified as a vital marketplace. For consumers, it has evolved into literally a new society.

Despite the capabilities of the Internet,  people and businesses are still faced
with  the  challenge  of  creating,   publishing  and  managing  compelling  and
customized content that truly reflects the intent of their communications.

Over 25 MILLION small and medium businesses (SMB) believe the internet is the number one way to reach their customers. However, AS MANY AS 45% of these businesses DON'T EVEN HAVE A WEBSITE.1 Of those that do, many are underutilizing their sites due to insufficient and outdated information. The reason for this phenomenon is obvious - these companies do not have the resources to learn, or to pay for, existing market solutions. They are viewed as complicated, expensive, or requiring specialized expertise. Currently available options include outsourcing (expensive), using multiple tools such as Flash, Dreamweaver, and JavaScript (expensive and complicated), or template-based applications that are rudimentary and limit creativity. MDC offers a one-tool answer to all of these problems with WEBPOWER. WebPOWER is a cost efficient Software as a Service (SaaS) application that is simple to use, flexible, offers functionality as comprehensive as any professional tools and provides real time updating.

The Company is lead by a veteran group of industry professionals who recognize the vast numbers of SMBs who are in need of this solution. SMBs increasingly seek to establish an effective online presence as more consumers go online to shop.2 The immense potential market size consists of over 25 million businesses. Intuit's recent acquisition of Homestead for $165 million reinforces that this market is worthy of pursuit.

1 according to the Yankee Group, 2007
2 Intuit, 2007



CURRENT MARKET OFFERINGS
The current  market  offerings  that could be perceived as  competitors to MDC's
technology  fall  into  three  categories:   rudimentary,   complex/costly,  and
complementary.

Rudimentary
     o Templates: these are basically forms pre-built by programmers that allow users to input information for display on the web. Templates limit users as far as content, design and structure. They allow the basic task of publishing content to the web, but the communication is hindered by lack of flexibility in the creation and management processes.
     o Social Networks and Related Communication Services: while these can be complementary technologies, they could also be perceived as competitors. As with YouTube, Shutterfly, and their competitors, MDC allows users to upload media that can be viewed via the web. However, MDC provides significantly greater control and functionality once the media is uploaded:

          o Users can complement the media with, text, unique designs and structure.
          o Users can manipulate the media behavior through timing, fades, movement and playback speed.
          o    Users can track their content.

Complex/Costly

     o Professional Software: there are various desktop applications (software that needs to be purchased, installed on a computer, and updated and maintained by users) for building online communications, with Adobe/Macromedia being the market leaders.

         These applications are primarily intended for a professional designer - which is the self-fulfilling prophecy of current online communications development, since the time, money and extensive knowledge required to create, publish and manage online content with these applications prohibits their use by the average user.

         The software can cost more than a computer, and multiple applications are required to create the same dynamic content that MDC's technology easily and simply provides. Even if users can afford the software and decipher how to design content with it, they are still faced with coding it for the web, and uploading and managing it. With MDC, creation occurs in an environment that is no more complex than current rudimentary communication tools, publications occurs with a click of a button and management takes place via the same interface as creation.

     o Professional Content Developers: currently, creating, publishing and managing dynamic online communications is the domain of professionals. Their fees are prohibitive for most general consumers and SMBs, and can range from approximately $50 to $300/hour.

Complementary

     o Current Online Content: While MDC's technology allows users to upload and create content with their own media files, it also provides them an option to link to any existing online content, which will then play as part of the communication they develop. Users merely enter the URL of any online audio, video or image, and the media will appear and play in whatever manner the user designs.
     o Social Networks: MDC enables users to create, manage and publish content to customize their profiles/web pages on social networking websites.
     o Communications Tools: Emails are the most common form of transmitting information online. When emailing multimedia content - from PowerPoints to audio clips - the data files tend to be very large, which hinder and prohibit transmission. Users then have to turn to other options for communicating their content, such as delivering CDs. MDC allows users to create the same content that exists in large media files, but can then be transmitted and shared via a single URL. Therefore, the delivery of the files can be done with an email that includes the link that directs recipients to the content.


OUR PRODUCTS
WebPOWER: is MDC's patent pending flagship SaaS. Customers are using WebPOWER to
create,  collaborate,   publish  and  manage  websites,   eNewsletters,   online
advertisements and presentations.

WebPOWER is currently being integrated with traditional hosting services, in order to provide a complete ISP environment, with domain name registration, hosting and email.

Over time, the Company plans to add an integrated blogging tool, ecommerce support, web forms, automatic processing of uploaded images, audio and video, and perhaps even some limited community functionality.

Create, Collaborate Publish & Manage Web Content: web sites, individual pages, online ads, presentations, interactive training and tutorials, etc.
o Access anytime, anywhere via the web.
o Simple, intuitive, award-winning interface.
o Complete control over structure and design, with the ability to create your own templates or "master page" to speed development and ensure consistency.
o Enhance designs with images, audio, and video, from your hard drive or the web, as well as text, shapes and frames.
o Click, drag, resize, overlap all objects, and create compelling effects with timing scrolling and fades.
o Integrate other web content through frames- Google docs,  blogs,  maps, etc.
o Real-time, secure collaboration with unlimited authors/viewers.
o Upload directly to your web host with a mere click of a button.
o Manage and update all content in real-time.



Webinar: allows the content created with WebPOWERWebPOWER to be delivered over the Internet as a Web seminar (Webinar). Changes can be made right up to moments before, or even during, the Webinar.

The presenter can invite any number of participants to attend the Webinar, and they can participate from anywhere with Internet access and a web browser. During the Webinar, the presenter has complete control over how the content is viewed. Following the Webinar, attendance can be tracked and the same presentation can be made available as a link for those who were not able to attend.

Webinar is also an icon-based environment and web-enabled.

Newsletter: provides users the opportunity to deliver special offers, news, and product information directly to the email inbox of customers, prospects and colleagues. Users can create content with WebPOWER and distribute it to any email target list they have compiled.

Users can manage their lists and track the effectiveness of their newsletters to ensure they are delivering compelling and useful content.


PATENT-PENDING TECHNOLOGY
MDC's powerful applications are based on Extensible Markup Language (XML), which is a standards-based technology initiative that allows information and services to be encoded with meaningful structure and semantics that computers and humans can understand. XML is great for information exchange, and can easily be extended to include user-specified and industry-specified tags. Our solution delivers a small file--a text document--for easy distribution and playback. No other multimedia technology vendor delivers as effective a solution -- not Microsoft, Real Networks, Apple Computer or Macromedia: only Multimedia Design Corporation!

In August of 2002, MDC filed for patent protection. We are in the final stages of the patent process. The patent protection we have applied for covers the concept of XML multimedia content description, delivery and playback. In layman terms, it means that any system that assembles and plays content with text, images, video, audio and transitions within a web browser, using XML, would infringe on our patent. This is a very broad patent and could add significant value to the Company.



                  MANAGEMENTS DISCUSSION AND PLAN OF OPERATIONS

         As of November 30, 2007 our cash balance was $184,287 and at December 31, 2006 it was $18,757.

         Revenues since inception have been small since we have been developing our software and starting to market it. We have been to trade shows and have had very favorable response because of the ease of use and flexibility of our software.

The plan of operations for the 12 months following the closing of this offering will include the continued software modifications based upon users' needs and suggestions and a full marketing program in order to generate as many leads/sales as possible.

Considering the multi-billion dollar demand for effective communications tools, and the competitive advantages of the company's technology - from ease of use and capabilities to delivery and cost - MDC believes its greatest market challenge is awareness.

WebPOWER  changes the way businesses will  communicate over the web by radically
altering   all  four   phases   of  the   communication   lifecycle:   creation,
collaboration, publication and management.

As the SMB market is fragmented, the Company will develop and execute a comprehensive, multi-pronged, integrated marketing campaign to generate awareness and interest. These efforts will focus on media relations (media kits, press releases, alerts, etc.), industry analyst relations, eMarketing (websites, email, ads, blogs, SEO), advertising and other identified segments. MDC's sales and marketing strategy will consist of four primary distribution channels:

     1. DIRECT SALES, where customers will subscribe to the SaaS through our website
     2. AFFILIATE MARKETING is a natural fit for our product line and we will offer a variety of commission plans. The Company has already developed such a relationship with the country's largest affiliate marketer, Digital River.
     3. VALUE ADDED RESELLERS/SOFTWARE PUBLISHERS such as the relationship MDC has forged with Knowledge Adventure, one of the country's largest software retailers to the K-12 education market.
     4. TECHNOLOGY PARTNERSHIPS that complement our products and add to our competitive advantage.



                             DESCRIPTION OF PROPERTY

         Our corporate facilities are located at 3204 Selwyn Avenue, Charlotte, North Carolina 28209 (704) 523-9493 and consist of 350 sq ft shared with the Co-Founder. We project that after the offering, we will need up to 4,000 square feet, depending on how much we raise and our level of activity.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

         The directors and officers of the company, their ages and principal positions are as follows:

Robert Yarmey        57   CEO and CTO
T. Brian Snediker    47   Director, CFO (Co-founder)
David Robb           45   Director
Michael K. McMahan   60   Director
John S. Lowery       54   Director

Background of Directors and Executive Officers:

ROBERT YARMEY. CEO AND CTO. Mr. Yarmey, a 13 year veteran and former Director of Corporate Systems at Apple, Inc., has more than three decades of experience building and managing IT, and commercial software development. Mr. Yarmey also served as CIO for Metricom, Inc., the former developer and provider of Ricochet high-speed wireless networking services, the VP of Operations & Technology for Great Entertaining, Inc., a retail eCommerce company providing home entertaining products and content, and President of Red Oak Technologies, a professional services organization specializing in Web applications technology and Manufacturing Execution Systems consulting.

T. BRIAN SNEDIKER. CO-FOUNDER AND CFO. Mr. Snediker is involved in every facet of the business, including managing the company's technology, raising capital, negotiating contracts, and establishing a lasting strategic vision for the company. Prior to founding the Company, Mr. Snediker founded a restaurant in Roanoke, Virginia which has grown into an $8 million enterprise with four locations. Mr. Snediker's background includes more than 20 years of experience in business and management, including positions as Controller, and Vice President of Manufacturing and Purchasing with Frame One Corporation (a nationwide picture manufacturing company).

DAVID ROBB. DIRECTOR. Mr. Robb has built a number of successful technology and non-technology businesses over the last two decades. David sits on the boards of other technology companies as well as on several not-for profits. He holds a B.A. from NC State University and MA from Duke University.

MICHAEL K. MCMAHAN. DIRECTOR. Mr. McMahan has worked as financial consultant and financial advisor to public and private organizations and to high income and high net worth individuals since 1973. He has earned numerous professional accreditations and accolades, most recently inclusion on Baron's Top 100 Independent Financial Advisers in the country in 2007. Prior to working in finance, he had a distinguished military career and, in recent years, is the author of two novels. McMahan holds an undergraduate degree economics and masters degree in public administration with a concentration in finance, both from the University of North Carolina at Chapel Hill, NC.

JOHN S. LOWERY, CLU. DIRECTOR. Mr. Lowery joined Jefferson Pilot in 1978 and through the years has received many company wide distinctions, culminating with induction in to the JP Hall of Fame in 2002. Over the years, Lowery assumed leadership roles in various agencies throughout North Carolina and acquired a number of regional offices building The Lowery Financial Group into one of the largest and most productive agencies representing Jefferson Pilot Financial and

Jefferson Pilot Securities Corporation. In November, 2005, the Lowery Financial Group became known as WealthPlan Financial Partners with John Lowery serving as the Managing Partner. In addition, Lowery serves on many not-for-profit and professional boards.

                     REMUNERATION OF DIRECTORS AND OFFICERS

         The following officers received the following compensation for the years ended December 31, 2005, 2006 and 2007. These officers do not have employment contracts with the Company".

     Name of Person          Capacity in which he served      Aggregate
Receiving compensation        to receive remuneration         remuneration
----------------------        -----------------------------------------------
Robert Yarmey                   CEO/CTO                       2007 - $102,000
                                    CTO                       2006 - $84,000
                                    CTO                       2005 - $84,000

T. Brian Snediker                   CFO/Secretary             2007 - $120,000
                                    CEO/President             2006 - $120,000
                                    CEO/President             2005 - $120,000

Common stock options:                                         Strike
                                    # of options     price    Expiration
                                    -------------------------------------------
Robert Yarmey                       450,000          $0.30    12/30/2016

T. Brian Snediker                   200,000          $0.10    12/30/2016
                                    900,000          $0.30    12/30/2016

Chirstopher Brown                    59,504          $0.01    11/30/2014

         As of the date of this offering, our sole officer is our only employee. We have no plans to pay remuneration to any other officer in or associated with our company. When we have funds and/or revenue, our board of directors will determine any other remuneration at that time.


            INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

We have had no transactions in the past two years with Officers or Directors or significant parties.

         As of the date of this filing, there are no other agreements or proposed transactions, whether direct or indirect, with anyone, but more particularly with any of the following:

*    a director or officer of the issuer;
*    any principal security holder;
*    any promoter of the issuer;
* any relative or spouse, or relative of such spouse, of the above referenced persons.

                             PRINCIPAL SHAREHOLDERS

         The following table lists the officers, directors and stockholders who, at the date hereof, own of record or beneficially, directly or indirectly, more than 5% of the outstanding common stock, and all officers and directors of the company:



                                                     Amount          Percent of      Percent of
                                                     Owned             common        common            Owned
Title / relationship                                 Before the      before Pref     after all Pref   After the
 to Issuer                 Name of Owner             offering           Conv.           Conv.         Offering    Percent
----------                 -------------             ---------------------------    -------------------------------------

CEO/President              Robert Yarmey                   11,433          1.61%        0.06%
                                    Minimum                                                             11,433     0.52%
                                    Maximum                                                             11,433     0.11%

CFO/Secretary              T. Brian Snediker              188,897         26.53%       10.26%
                                    Minimum                                                            188,897     8.54%
                                    Maximum                                                            188,897     1.76%
                                    Preferred             783,163*                     16.25%

5% shareholders   Chris Brown                                   0          0.00%        0.00%
                                    Minimum                                                                0       0.00%
                                    Maximum                                                                0       0.00%
                                    Preferred           1,927,217*                     16.25%

                           David Robb                           0          0.00%        0.00%
                                    Minimum                                                                0      0.00%
                                    Maximum                                                                0      0.00%
                                    Preferred           1,411,952*                     11.90%

                           Faison                               0          0.00%        0.00%
                                    Minimum                                                                0      0.00%
                                    Maximum                                                                0      0.00%
                                    Preferred           3,390,964*                     28.58%

                           Gaston Private Equity                0          0.00%        0.00%
                                    Minimum                                                                0      0.00%
                                    Maximum                                                                0      0.00%
                                    Preferred           3,365,000*                     28.37%

                           Mick McMahan                    13,500          1.89%        0.07%
                                    Minimum                                                             13,500    0.61%
                                    Maximum                                                             13,500    0.13%
                                    Preferred             738,636*                      3.93%

All officers, directors and
Record owners of
5% (or more) owner
of equity securities                                      213,830         30.03%
                                    Preferred          11,616,932                      61.83%



* Reflects amounts that would be owned if preferred shares currently held were converted to common stock at the rate of 0.1486 common shares per preferred share and all preferred shares were converted.

                               SIGNIFICANT PARTIES

The following table lists the relationship of the significant parties to the issuer:

Relationship          Name and
to Issuer             business address                 Residential address
---------             -----------------                -------------------

Officers              Robert Yarmey                    Robert Yarmey
and Directors         3204 Selwyn Avenue               197 Brookwood Drive
                      Charlotte, NC 28209              Charlottesville, VA 22902

                      T. Brian Snediker
                      3204 Selwyn Avenue               3204 Selwyn Avenue
                      Charlotte, NC 28209              Charlotte, NC 28209

Counsel to Issuer     Bradley D. Harrison
                      Law Office of Bradley Harrison
                      8318 Trail Lake Dr.
                      Rowlett, Texas 75088


                            SECURITIES BEING OFFERED

         We are offering for sale common stock in our company at a price of $0.20 per share. We are offering a minimum of shares and a maximum of 10,000,000 shares. The authorized capital in our company consists of the following:

30,000,000 shares of Common Stock, $0.001 par value per share, and - shares of Preferred Stock, Series 1, $0.001 par value, and - shares of Preferred Stock, Series 2, $0.001 par value.

As of January 15, 2008, we had the following shares of stock outstanding:

Common Stock                            711,976
Preferred Stock, Series 1             1,108,694
Preferred Stock, Series 2            14,981,284

As of January 15, 2008, we had the following options for common stock outstanding:

                                                     Strike
                                    # of options     price        Expiration
                                    ------------------------------------------
Robert Yarmey                       450,000          $0.30        12/30/2016
T. Brian Snediker                   200,000          $0.10        12/30/2016
                                    900,000          $0.30        12/30/2016
Christopher Brown                    59,504          $0.01        Nov 30, 2014

                  The Corporation is authorized to issue two classes of capital stock, one of which is designated Preferred Stock, $.001 par value (the "Preferred Stock"), and the other of which is designated Common Stock, $.001 par value (the "Common Stock"). The total number of shares of (i) Preferred Stock that the Corporation is authorized to issue is 20,000,000 and (ii) Common Stock that the Corporation is authorized to issue is 30,000,000.

         The Preferred Stock shall be divided into two series, the first series of which is designated Series 1 Convertible Preferred Stock (the "Series 1 Preferred Stock") and the second series of which is designated Series 2 Convertible Preferred Stock (the "Series 2 Preferred Stock," and, together with the Series 2 Preferred Stock, the "Series 1 and 2 Preferred Stock"). The total number of shares of (i) Series 1 Preferred Stock that the Corporation is authorized to issue is 7,836,505 and (ii) Series 2 Preferred Stock that the Corporation is authorized to issue is 11,450,355.
         (A) Series 1 and 2 Preferred Stock. The relative powers, preferences, rights, qualifications, limitations and restrictions of the Series 1 Preferred Stock and the Series 2 Preferred Stock are as follows:

             (1)      Dividends.

     (a) The holders of the Series 1 and 2 Preferred Stock shall be entitled, when and if declared by the Board of Directors, to cash dividends and distributions out of funds of the Corporation legally available for that purpose. With respect to the declaration, payment and setting aside of dividends, other than in Common Stock, whether of cash, securities of the Corporation, securities of other persons, evidences of indebtedness, assets, or rights to acquire any of the above, the holders of the Series 1 and 2 Preferred Stock shall be entitled to participate with the Common Stock and receive, before any dividends shall be declared and paid upon or set aside for the Common Stock, the same dividends or distributions, on an as-converted basis, as are proposed to be distributed to the holders of Common Stock. The right to such dividends shall not be cumulative and no right shall accrue to holders of shares of Series 1 and 2 Preferred Stock because dividends are not declared in any year. Each share of Series 1 and 2 Preferred Stock shall be treated for purposes of such participation as being equal to the number of shares of Common Stock (which may be a fraction) into which such share could then be converted.

     (b) The holders of the shares of Common Stock shall be entitled to dividends when, as, and if declared by the Board of Directors, pro rata among the holders thereof based upon the number of shares of Common Stock held by such holder, subject to the dividend preferences set forth above for the Series 1 and 2 Preferred Stock.

             (2) Voting(3) . Except as required by law and as expressly provided in this Section 2, the holders of the Series 1 and 2 Preferred Stock shall be entitled to vote the number of votes equal to the number of whole shares of Common Stock into which such shares of Series 1 and 2 Preferred Stock could then be converted on any matters which holders of Common Stock are entitled to vote, and to the extent authorized by applicable law, the holders of the Series 1 and 2 Preferred Stock and the Common Stock shall vote together as a single class. The holders of each series of Series 1 and 2 Preferred Stock shall also be entitled to vote separately as a class on any (a) proposed amendment to this
         Article IV(A) which would increase or decrease the aggregate number of authorized shares of such series of Series 1 and 2 Preferred Stock, (b) proposal to create a new class of shares having rights and preferences having priority over such series of Series 1 and 2 Preferred Stock or
         (c) proposed amendments of this Article IV(A) that would adversely affect the powers, preferences, participations, rights, qualifications or restrictions of such series of Series 1 and 2 Preferred Stock. Any matter on which the holders of the Series 1 and 2 Preferred Stock are entitled to vote as a class requires the affirmative vote of holders owning a majority of the issued and outstanding shares of such series.

             (3)       Liquidation Preference.

     (a) Series 2 Preferred Stock. Upon the occurrence of a Liquidating Event (as defined below), whether voluntary or involuntary, the holders of the Series 2 Preferred Stock shall be entitled to receive, out of the assets of the

Corporation available for distribution to its stockholders or from the proceeds from a sale or merger, as applicable, prior to and in preference to any payment or distribution made in respect of the Corporation's Common Stock and Series 1 Preferred Stock, $0.6918 in cash for each share of Series 2 Preferred Stock
(together  with all  accrued  and  unpaid  dividends  thereon)  (the  "Series  2
Liquidation Preference"). If, upon such Liquidating Event, the assets distributable to the holders of the Series 2 Preferred Stock shall be insufficient to permit the payment in full of the Series 2 Liquidation Preference, the assets of the Corporation shall be distributed to the holders of the Series 2 Preferred Stock ratably until the holders shall have received the full amount to which they would otherwise be entitled. If the assets of the Corporation are sufficient to permit the payment of the Series 2 Liquidation Preference to the holders of the Series 2 Preferred Stock, the remainder of the assets of the Corporation, if any, shall be distributed and divided as provided for in Sections 3(b) and 3(c) below.

     (b) Series 1 Preferred Stock. Upon the occurrence of a Liquidating Event, whether voluntary or involuntary, after the payment in full of the Series 2 Liquidation Preference, the holders of the Series 1 Preferred Stock shall be entitled to receive, out of the assets of the Corporation available for distribution to its stockholders or from the proceeds from a sale or merger, as applicable, if any, prior to and in preference to any payment or distribution made in respect of the Corporation's Common Stock, $0.6918 in cash for each share of Series 1 Preferred Stock (together with all accrued and unpaid dividends thereon) (the "Series 1 Liquidation Preference"). If, upon such Liquidating Event and after the payment in full of the Series 2 Liquidation Preference, the assets distributable to the holders of the Series 1 Preferred Stock shall be insufficient to permit the payment in full of the Series 1 Liquidation Preference, the assets of the Corporation shall be distributed to the holders of the Series 1 Preferred Stock ratably until the holders shall have received the full amount to which they would otherwise be entitled. If the assets of the Corporation are sufficient to permit the payment of the Series 2 Liquidation Preference to the holders of the Series 2 Preferred Stock and the payment of the Series 1 Liquidation Preference to the holders of the Series 1 Preferred Stock, the remainder of the assets of the Corporation, if any, shall be distributed and divided as provided for in Section 3(c) below.

     (c) Other Distributions. Any assets of the Corporation remaining after the payments specified in Sections 3(a) and 3(b) above shall be distributed with respect to the outstanding shares of Common Stock pro rata.

     (d) Valuation of Securities. For purposes of this Section 3, if any asset distributed to stockholders upon the occurrence of any Liquidating Event consists of property other than cash or securities, the value of such distribution shall be deemed to be the fair market value thereof at the time of such distribution, as determined in good faith by the Board of Directors of the Corporation. Any securities to be delivered pursuant to this Section 3 shall be valued as follows:

          (i) Securities not subject to investment letter or other similar restrictions on free marketability covered by Section 3(d)(ii) hereof shall be valued at the Market Price (as defined below); and

          (ii) Securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be valued at an appropriate discount from the Market Price, as reasonably determined by the Board of Directors in good faith, to reflect the adjusted fair market value thereof.

     For purposes of this Article IV(A), "Market Price" of any security means the average of the closing prices of such security's sales on the principal securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of five days consisting of the day prior to the day as of which Market Price is being determined and the four consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Market Price shall be the fair value thereof determined in good faith by the Corporation's Board of Directors.

     (e) Liquidating Event. Any of the following shall be considered a "Liquidating Event", and shall entitle the holders of the Series 1 and 2 Preferred Stock and the Common Stock to receive at the closing, in cash, securities or other property, amounts as specified in Sections 3(a), 3(b) and 3(c) above (valued as provided in Section 3(d) above):

          (i) any liquidation, dissolution or winding up of the Corporation;

          (ii) any merger or consolidation of the Corporation with or into any other corporation, entity or person, or any other corporate reorganization, in which the stockholders of the Corporation immediately prior to such merger, consolidation or reorganization own less than 50% of the Corporation's voting power immediately after such merger, consolidation or reorganization, or any transaction or series of related transactions in which in excess of 50% of the Corporation's voting power is transferred; or

          (iii) a sale, lease or other disposition of all or substantially all the Corporation's assets; provided, however, that if the holders of a majority of the shares of Series 1 and 2 Preferred Stock, voting together as a single class, so elect by giving written notice to the Corporation before the effective date of a merger, corporate reorganization, combination or consolidation that would otherwise be a Liquidating Event as defined herein, such merger or consolidation shall not be deemed a Liquidating Event and the provisions of Section 4(e) below shall apply.

     (f) Notice of Liquidation Event. The Corporation shall give to each holder at least thirty (30) days prior written notice of any Liquidating Event by delivery of such notice via first class mail, postage prepaid, at the holder's address as set forth in the records of the Corporation; provided, however, that any holder of Series 1 and 2 Preferred Stock may convert its shares of Series 1 and 2 Preferred Stock to Common Stock at any time prior to the payment date stated in such notice.

          (4) Conversion of Series 1 and 2 Preferred Stock(5) . Each holder of shares of Series 1 and 2 Preferred Stock shall have the right to convert such shares into shares of the Common Stock of the Corporation as follows:

     (a) Optional Conversion. Subject to and in compliance with the provisions of this Section 4, all or any portion of shares of the Series 1 and 2 Preferred

Stock, at the option of the holder, may be converted at any time or from time to time into fully paid and nonassessable shares (calculated as to each conversion to the largest whole share) of Common Stock by multiplying the number of shares of Series 1 and 2 Preferred Stock to be converted by the sum of $0.6918 plus accrued and unpaid dividends on each share of Series 1 and 2 Preferred Stock and dividing the result by the Conversion Price (as defined below) then in effect.

     (b) Conversion Price. The initial conversion price per share of Series 1 and 2 Preferred Stock (the "Conversion Price") shall be equal to $0.6918, subject to adjustment as hereinafter provided.

          (i) If and whenever the Corporation issues or sells, or in accordance with Section 4(c) below is deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale or deemed issue or sale the Conversion Price shall be reduced to the Conversion Price determined by dividing (a) the sum of (i) the product derived by multiplying the Conversion Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding (as defined below) immediately prior to such issue or sale, plus (ii) the consideration, if any, received by the Corporation upon such issue or sale, by (b) the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale plus the new shares of Common Stock issued or sold or deemed to have been issued or sold. "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding assuming exercise and/or conversion of the Corporation's Options (as defined below) and Convertible Securities (as defined below), whether or not such Options or Convertible Securities are actually exercisable at such time.

          (ii) Notwithstanding any provision in this Section 4, there shall be no adjustment to the Conversion Price hereunder with respect to (A) the issuance or sale of shares or options to purchase shares of the
     Corporation's Common Stock to employees, officers, directors and consultants of the Corporation and its subsidiaries (as such number of shares is appropriately adjusted for subsequent stock splits, stock combinations, stock dividends and recapitalizations) pursuant to plans or arrangements approved by the Corporation's Board of Directors; (B) the issuance of Common Stock upon conversion of the Series 1 and 2 Preferred Stock, and (C) the issuance of Common Stock in connection with strategic or collaborative relationships, acquisitions and lending transactions approved by the Board of Directors of the Corporation.

     (c) Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under Section 4(b) above, the following shall be applicable:

          (i) Issuance of Rights or Options. If the Corporation in any manner grants or sells any rights, warrants or options (any such securities,
     "Options") to subscribe for or purchase Common Stock or Convertible Securities (as defined below) and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any stock or securities directly or indirectly convertible into or exchangeable for Common Stock ("Convertible Securities") issuable upon exercise of such Options, is less than the Conversion Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing
     (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          (ii) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this
     Section 4, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

          (iii) Change in Options Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be immediately adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.

          (iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Options or the termination of any right to convert or exchange any Convertible Securities without the exercise of any such Options or rights, the Conversion Price then in effect hereunder shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such Options or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

          (v) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (net of discounts, commissions and related expenses). If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Market Price thereof as of the date of receipt. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash and securities shall be determined in good faith by the Corporation's Board of Directors.

          (vi) Integrated Transactions. In case any Options are issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options shall be deemed to have been issued for such consideration as shall be determined in good faith by the Corporation's Board of Directors.

          (vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

          (viii) Record Date. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          (ix) Waiver of Adjustment. Notwithstanding anything to the contrary contained herein, there shall be no adjustment pursuant to this Section 4(c) with respect to any series of Series 1 and 2 Preferred Stock:

               (A) if prior to the issuance of Common Stock, Options or Convertible Securities, the Corporation receives written notice from the holders of a majority of the then outstanding shares of such series of Series 1 and 2 Preferred Stock agreeing that no such adjustment shall be made as the result of such issuance; or

               (B) with respect to shares of Common Stock issued or issuable (1) as a dividend or distribution on such series of Series 1 and 2 Preferred Stock or (2) by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock described in the foregoing clause (1).

     (d) Subdivision or Combination of Common Stock. In the event that the Corporation at any time or from time to time shall declare or pay any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common stock (by stock split, reclassification or otherwise), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

     (e) Extraordinary Event. Prior to the consummation of any Extraordinary Event (as defined below), the Corporation shall make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series 1 Preferred Stock and Series 2 Preferred Stock then outstanding, voting together as a single class) to ensure that each of the holders of Series 1 and 2 Preferred Stock shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series 1 and 2 Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Extraordinary Event if such holder had converted its Series 1 and 2 Preferred Stock immediately prior to such Extraordinary Event. In each such case, the Corporation shall also make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series 1 Preferred Stock and Series 2 Preferred Stock then outstanding, voting together as a single class) to ensure that the provisions of this Section 4 shall thereafter be applicable to the Series 1 and 2 Preferred Stock (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Common Stock acquirable and receivable upon conversion of Series 1 and 2 Preferred Stock, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from such consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of a majority of the Series 1 Preferred Stock and Series 2 Preferred Stock then outstanding, voting together as a single class), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire. For purposes of this Section 4, "Extraordinary Event" means the occurrence or consummation of a transaction or series of related transactions resulting in:
(i) a merger, consolidation, sale or reorganization in which the Corporation or any of its subsidiaries is not the surviving corporation; (ii) the consummation of a registered public offering of Common Stock or other equity interests of the Corporation; or (iii) a sale, lease or exchange, directly or indirectly, of all or substantially all of the property and assets of the Corporation, whether or not in the ordinary course of business.

     (f) Certain Events. If any event occurs of the type contemplated by the provisions of this Section 4 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation's Board of Directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Series 1 and 2 Preferred Stock; provided, however, that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this Section 4 or decrease the number of shares of Common Stock issuable upon conversion of each share of Series 1 and 2 Preferred Stock.

     (g) Automatic Conversion. All of the outstanding shares of any series of Series 1 and 2 Preferred Stock shall automatically convert into Common Stock upon:

          (i) the closing of a Qualified Public Offering (as defined below); or

          (ii) the written consent of the holders of at least a majority of such series of Series 1 and 2 Preferred Stock then outstanding.

                  "Qualified Public Offering" means a firm commitment underwritten Public Offering (as defined below) of shares of the Corporation's Common Stock at a public offering price of not less than $3.00 per share and in which the aggregate price paid by the public for the shares shall be at least $10 million (before payment of underwriters' discounts and commissions). "Public Offering" means any offering by the Corporation of its equity or debt securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force (other than an offering pursuant to a registration on Form S-4, S-8 or any comparable or successor forms). The Corporation shall provide written notice of such automatic conversion to all holders of Series 1 and 2 Preferred Stock at least (3) three business days prior to such conversion.

     (h) Conversion Procedure.

          (i) Except as otherwise provided herein, each conversion of Series 1 and 2 Preferred Stock shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series 1 and 2 Preferred Stock to be converted have been surrendered for conversion at the principal office of the Corporation. At the time any such conversion has been effected, the rights of the holder of the shares converted as a holder of Series 1 and 2 Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

          (ii) Notwithstanding any other provision hereof, if a conversion of Series 1 and 2 Preferred Stock is to be made in connection with a Qualified Public Offering, an Extraordinary Event or any other transaction affecting the Corporation or any holder of Series 1 and 2 Preferred Stock, the conversion of any shares of Series 1 and 2 Preferred Stock may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall be deemed to be effective immediately prior to the consummation of such transaction.

          (iii) Promptly (and in any event within five (5) business days in the case of Section 4(h)(iii)(A) below) after a conversion has been effected, the Corporation shall deliver to the converting holder:

               (A) a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

               (B) payment in an amount equal to the accrued and unpaid dividends on the shares of Series 1 and 2 Preferred Stock being converted plus the amount payable under Section 4(i) with respect to such conversion; and

               (C) a certificate representing any shares of Series 1 and 2 Preferred Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

          (iv) The issuance of certificates for shares of Common Stock upon conversion of Series 1 and 2 Preferred Stock shall be made without charge to the holders of such Series 1 and 2 Preferred Stock for any issuance tax in respect thereof (so long as such certificates are issued in the name of the record holder of such Series 1 and 2 Preferred Stock) or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock. Upon conversion of each share of Series 1 and 2 Preferred Stock, the Corporation shall take all such actions as are necessary in order to ensure that the Common Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes (other than any taxes relating to any dividends paid with respect thereto), liens, charges and encumbrances with respect to the issuance thereof.

          (v) The Corporation shall not close its books against the transfer of Series 1 and 2 Preferred Stock or of Common Stock issued or issuable upon conversion of Series 1 and 2 Preferred Stock in any manner which interferes with the timely conversion of Series 1 and 2 Preferred Stock. The
     Corporation shall assist and cooperate with any holder of such shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of such shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

     (i) No Fractional Shares. No fractional share shall be issued upon the conversion of any share of shares of Series 1 and 2 Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series 1 and 2 Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors).

     (j) No Impairment. The Corporation will not, by amendment of this Article IV(A) or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action (other than actions taken in good faith), avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in carrying out all the provisions of this
Section 4 and in taking all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series 1 and 2 Preferred Stock against impairment.

     (k) Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series 1 and 2 Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series 1 and 2 Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of the Series 1 and 2 Preferred Stock.

     (l) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose or determining the holders thereof who are entitled to receive any dividend or other distribution, any security or right convertible into or entitling the holder thereof to receive additional shares of Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series 1 and 2 Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend.

     (m) Reservation of Common Stock. The Corporation shall, at all times when the Series 1 and 2 Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series 1 and 2 Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series 1 and 2 Preferred Stock. Before taking any action which would cause the effective purchase price for the Series 1 and 2 Preferred Stock to be less than the par value of the shares of Series 1 and 2 Preferred Stock, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of such Common Stock at such effective purchase price.

          (5) Retirement of Shares. Any shares of Series 1 and 2 Preferred Stock redeemed, purchased or otherwise acquired by the Corporation shall be deemed retired and shall be cancelled and may not under any circumstances thereafter be reissued or otherwise disposed of by the Corporation.



       RELATIONSHIP WITH ISSUER OF EXPERTS NAMED IN REGISTRATION STATEMENT

         The experts named in this registration statement were not hired on a contingent basis and have no direct or indirect interest in our company.


                                LEGAL PROCEEDINGS

         We are not involved in any legal proceedings at this time.


                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

         We have retained TheHall Group, CPA's as our registered independent public accounting firm. We have had no disagreements with them on accounting and disclosure issues.


              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         Our bylaws provide that the liability of our officers and directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware Law, which includes elimination of liability for monetary damages for defense of civil or criminal actions. The provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

The position of the U.S. Securities & Exchange Commission under the Securities Act of 1933:

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         We have no underwriting agreement and therefore no provision for indemnification of officers and directors is made in an underwriting by a broker dealer.

                                  LEGAL MATTERS

         Our attorney has passed upon the legality of the common stock issued before this offering and passed upon the common stock offered for sale in this offering. Our attorney is Bradley D. Harrison, Law Office of Bradley Harrison, 8318 Trail Lake Dr., Rowlett, Texas 75088.

                                     EXPERTS

         The financial statements as of June 30, 2007 and December 31, 2006 and 2005, and for the six months ended June 30, 2007 and years ended December 31, 2006 and 2005 of the company included in this prospectus have been audited by The Hall Group, CPA's, our independent registered public accounting firm, as set forth in their report. The financial statements have been included in reliance upon the authority of them as experts in accounting and auditing.

         The financial statements as of November 30, 2007, and for the eleven months ended November 30, 2007 of the company included in this prospectus have been prepared by management and include all adjustments required by generally accepted accounting principles which in the opinion of management are necessary in order to make the financial statements not misleading. They have not been audited or reviewed by our auditors, The Hall Group, CPA's.

                                 DIVIDEND POLICY

         To date, we have not declared or paid any dividends on our common stock. We do not intend to declare or pay any dividends on our common stock in the foreseeable future, but rather to retain any earnings to finance the growth of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual and legal restrictions and other factors it deems relevant.


               The remainder of this page intentionally left blank


                                 CAPITALIZATION

The following table sets forth our capitalization as of November 30, 2007. Our capitalization is presented on:

*    an actual basis;
* a pro forma basis to give effect to net proceeds from the sale of the minimum number of shares (1,500,000) we plan to sell in this offering; and
* a pro forma basis to give effect to net proceeds from the sale of the midpoint number of shares (5,000,000) we plan to sell in this offering; and

* a pro forma basis to give effect to the net proceeds from the sale of the maximum number of shares (10,000,000) we plan to sell in this offering.

                                          Actual          After        After        After
                                        Unaudited        Minimum       Midpoint     Maximum
                                       Nov 30, 2007      Offering      Offering     Offering
                                       ------------      --------      --------     --------

Stockholders' equity
Preferred Stock, Series 1, $0.001 par
Value; 7,836,505 shares authorized;           1,109         2,212         5,712       10,712
Preferred Stock, Series 2, $0.001 par
Value; 14,981,284 shares authorized;         14,981        14,981        14,981       14,981
Preferred Stock subscribed                  578,159       578,159       578,159      278,159
Common Stock, $0.001 par value;
30,000,000 shares authorized;                   712         1,212         5,712       10,712
Additional Paid In Capital - PS           3,383,828     3,383,828     3,383,828    3,383,828
Additional Paid In Capital - CS           3,480,620     3,762,351     4,452,884    5,436,851
Retained deficit                         (7,393,086)   (7,393,086)   (7,393,086)  (7,393,086)
Total Stockholders' Equity                   66,323       349,554     1,043,587    2,032,554

Total Capitalization                         66,323       349,554     1,043,587    2,032,554

Number of shares outstanding                711,976       711,976       711,976      711,986


         The Company has one class of common stock outstanding and five classes of preferred stock with two classes outstanding. The common stock sold in this offering will be fully paid and non assessable, having voting rights of one vote per share, have no preemptive or conversion rights, and liquidation rights as is common to a sole class of common stock. The company has no sinking fund or redemption provisions on any of the currently outstanding stock and will have none on the stock sold in this offering.


                                 TRANSFER AGENT

         We will serve as our own transfer agent and registrar for the common stock until such time as this registration is effective and we sell the minimum offering, then we intend to retain Signature Stock Transfer, Inc., 2301 Ohio Drive, Suite 100, Plano, Texas 75093.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Management of Multimedia Design Corporation
Charlotte, North Carolina

We have audited the accompanying balance sheets of Multimedia Design Corporation as of December 31, 2006 and 2005 and the related statements of operations, cash flows and stockholders' equity for the years ended December 31, 2006 and 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits of these  financial  statements  in accordance  with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Multimedia Design Corporation as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years ended December 31, 2006 and 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9 to the financial statements, the Company has suffered significant losses and will require additional capital to develop its business until the Company either (1) achieves a level of revenues adequate to generate sufficient cash flows from operations; or (2) obtains additional financing necessary to support its working capital requirements. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 9. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ The Hall Group, CPAs
------------------------
The Hall Group, CPAs
Dallas, Texas

September 28, 2007



                           MULTIMEDIA DESIGN CORPORATION
                                  Balance Sheets
                            December 31, 2006 and 2005
                                                                                          2006           2005
                                                                                      -------------  -------------

    ASSETS
    Current Assets
        Cash and Cash Equivalents                                                     $     18,757   $      5,516
        Accounts Receivable                                                                  8,598          2,030
                                                                                      -------------  -------------
           Total Current Assets                                                             27,355          7,546

    Fixed Assets--Net of Accumulated Depreciation of $194,855 and $109,461                  38,094         37,697

    Other Assets
        Deferred Software Costs--Net of Accumulated Amortization                           317,512        280,906
           of $18,115 and $12,818
        Deferred Tax Benefit                                                                25,251         15,731
        Less:  Valuation Reserve                                                           (25,251)       (15,731)
                                                                                      -------------  -------------
           Total Other Assets                                                              317,512        280,906
                                                                                      -------------  -------------

               TOTAL ASSETS                                                           $    382,961   $    326,149
                                                                                      =============  =============

                       LIABILITIES AND STOCKHOLDERS' EQUITY

    Current Liabilities
        Accounts Payable                                                              $      5,000   $      3,500
        Accrued Expenses                                                                     3,531          1,162
        Accrued Interest                                                                    41,091         24,771
        Line of Credit                                                                     200,000        194,983
        Note Payable to Shareholder                                                        190,000         15,000
        Notes Payable-Other                                                                221,528        253,400
                                                                                      -------------  -------------
           Total Current Liabilities                                                       661,150        492,816

    Long-Term Liabilities                                                                        0              0
                                                                                      -------------  -------------

           Total Liabilities                                                               661,150        492,816
                                                                                      -------------  -------------

    Stockholders' Equity
        Preferred Stock, Series 1, $.001 par value, 7,836,505 shares authorized,
        2,106,159 and 2,106,159 shares issued and
         outstanding at 12/31/06 and 12/31/05                                                2,106          2,106
        Preferred  Stock, Series 2, $.001 par value, 11,450,215 shares authorized, 8,233,911 and 5,634,458 shares issued and
         outstanding at 12/31/06 and 12/31/05                                                8,234          5,634
        Preferred Stock Subscribed                                                         578,159        578,159
        Common Stock, $.001 par value,  30,000,000 shares
        authorized,  711,976 and 711,976 shares issued and
         outstanding at 12/31/06 and 12/31/05                                                  712            712
        Additional Paid-In Capital--issued price in excess of par-preferred              2,642,805      2,342,405
        Additional Paid-In Capital--issued price in excess of par-common                 3,480,620      3,263,620
        Retained Earnings (Deficit)                                                     (6,990,825)    (6,359,303)
                                                                                      -------------  -------------
           Total Stockholders' Equity (Deficit)                                           (278,189)      (166,667)
                                                                                      -------------  -------------

               TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                             $    382,961   $    326,149
                                                                                      =============  =============


   The accompanying notes are an integral part of these financial statements.



                          MULTIMEDIA DESIGN CORPORATION
                            Statements of Operations
                 For the Years Ended December 31, 2006 and 2005

                                                           2006              2005
                                                      ---------------   ---------------

REVENUE
      Sales                                           $       32,324    $       26,723
      Cost of Sales                                           15,614            31,402
                                                      ---------------   ---------------
           Gross Profit                                       16,710            (4,679)

OPERATING EXPENSES
      Software Development                                    30,493            27,517
      Sales and Marketing                                     69,808           197,968
      General and Administrative                             392,971           267,982
      Depreciation and Amortization                           90,691            69,808
                                                      ---------------   ---------------
           TOTAL OPERATING EXPENSES                   $      583,963    $      563,275
                                                      ---------------   ---------------

NET OPERATING (LOSS)                                        (567,253)         (567,954)

OTHER INCOME (EXPENSE)
      Interest Expense                                        64,269            51,400
                                                      ---------------   ---------------

NET (LOSS) BEFORE INCOME TAXES                              (631,522)         (619,354)

      Provision for Income Taxes (Expense) Benefit                 0                 0
                                                      ---------------   ---------------

NET (LOSS)                                            $     (631,522)   $     (619,354)

      Beginning Retained Earnings (Deficit)               (6,359,303)       (5,739,949)
                                                      ---------------   ---------------

ENDING RETAINED EARNINGS (DEFICIT)                    $   (6,990,825)   $   (6,359,303)
                                                      ===============   ===============

EARNINGS PER SHARE

      Weighted Average of Outstanding Shares                 711,976           711,976
                                                      ===============   ===============

      Income (Loss) for Common Stockholders           $        (0.89)   $        (0.87)
                                                      ===============   ===============


   The accompanying notes are an integral part of these financial statements.



                          MULTIMEDIA DESIGN CORPORATION
                            Statements of Cash Flows
                 For the Years Ended December 31, 2006 and 2005

                                                                         2006               2005
                                                                    ----------------   ----------------

CASH FLOWS FROM OPERATING ACTIVITIES
      Net (Loss)                                                    $      (631,522)   $      (619,354)
      Adjustments to reconcile net loss to net cash
       provided by operating activities:
          Depreciation and Amortization                                      90,691             69,808
          Stock Option Expense                                              217,000             29,752
          (Increase) in Accounts Receivable                                  (6,568)              (501)
          Decrease in Inventory                                                   0                206
          Increase (Decrease) in Accounts Payable                             1,500            (33,939)
          Increase in Accrued Expenses                                        2,369              1,162
          Increase in Accrued Interest                                       16,320             24,135
                                                                    ----------------   ----------------
               Net Cash (Used) by Operating Activities                     (310,210)          (528,731)

CASH FLOWS FROM INVESTING ACTIVITIES
      Purchase of Fixed Assets                                               (5,694)           (12,479)
      Capitalized Deferred Software Costs                                  (122,000)          (124,328)
                                                                    ----------------   ----------------
               Net Cash (Used) by Investing Activities                     (127,694)          (136,807)

CASH FLOWS FROM FINANCING ACTIVITIES
      Proceeds from Line of Credit                                            5,017            200,000
      Payments on Line of Credit                                                  0             (5,017)
      Proceeds from Shareholder Loans                                       175,000             15,000
      Proceeds from Notes Payable                                            16,883             26,049
      Payments on Notes Payable                                             (48,755)          (113,102)
      Sale of Common Stock                                                        0                334
      Sale of Preferred Stock                                               303,000            530,686
                                                                    ----------------   ----------------

               Net Cash Provided by Financing Activities                    451,145            653,950
                                                                    ----------------   ----------------

NET INCREASE (DECREASE) IN
      CASH AND CASH EQUIVALENTS                                              13,241            (11,588)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                5,516             17,104
                                                                    ----------------   ----------------

CASH AND CASH EQUIVALENTS AT END OF YEAR                            $        18,757    $         5,516
                                                                    ================   ================

SUPPLEMENTAL DISCLOSURES
      Cash Paid During the Year for Interest Expense                $         38,019   $        25,351
                                                                    ================   ================



The accompanying notes are an integral part of these financial statements.



                          MULTIMEDIA DESIGN CORPORATION
                  Statement of Changes in Stockholders' Equity
                 For the Years Ended December 31, 2006 and 2005

                                                                                             Preferred
                                   Preferred Stock - Series 1  Preferred Stock - Series 2      Stock           Common Stock
                                      Shares        Amount       Shares          Amount      Subscribed     Shares      Amount
                                   ------------- ------------ -------------  ------------   ------------  ----------  ----------

Stockholder's Equity at 12/31/2004            0  $         0             0   $         0   $  3,506,463     711,976   $     712

     Preferred Stock Sales - Series 1 2,106,159        2,106                                   (794,665)

     Preferred Stock Sales - Series 2                            5,634,458         5,634     (2,133,639)

     Stock Option Expense

     Net (Loss)
                                   ------------- ------------ -------------  ------------   ------------  ----------  ----------


Stockholders' Equity at 12/31/2005    2,106,159  $     2,106     5,634,458   $     5,634        578,159     711,976   $     712

     Preferred Stock Sales - Series 2                            2,599,453         2,600

     Stock Option Expense

     Net (Loss)
                                   ------------- ------------ -------------  ------------   ------------  ----------  ----------


Stockholders' Equity at 12/31/2006    2,106,159  $     2,106     8,233,911   $     8,234    $   578,159     711,976   $     712
                                   ============= ============ =============  ============   ============  ==========  ==========




                                     Additional       Retained
                                      Paid-In         Earnings
                                      Capital         (Deficit)       Totals
                                    -------------  -------------  -------------

Stockholder's Equity at 12/31/2004   $ 2,655,709     (5,739,949)$      422,935

  Preferred Stock Sales - Series 1       794,665                         2,106

  Preferred Stock Sales - Series 2     2,125,899                        (2,106)

  Stock Option Expense                    29,752                        29,752

  Net (Loss)                                           (619,354)      (619,354)
                                    -------------  -------------  -------------


Stockholders' Equity at 12/31/2005   $ 5,606,025     (6,359,303)$     (166,667)

  Preferred Stock Sales - Series 2       300,400                       303,000

  Stock Option Expense                   217,000                       217,000

  Net (Loss)                                          (631,522)      (631,522)
                                    -------------  -------------  -------------


Stockholders' Equity at 12/31/2006  $  6,123,425   $  (6,990,825) $    (278,189)
                                    =============  =============  =============



The accompanying notes are an integral part of these financial statements.

                          MULTIMEDIA DESIGN CORPORATION
                        NOTES TO THE FINANCIAL STATEMENTS
                           DECEMBER 31, 2006 AND 2005



NOTE 1 - NATURE OF ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES
-----------------------------------------------------------------

         Nature of Activities, History and Organization:
         -----------------------------------------------

         Multimedia Design Corporation (the Company) is a Web 2.0/SaaS ("Software-as-a-Service") technology firm focused on offering unique communications applications that enable users to dynamically communicate via the Web. The Company is located in Charlotte, North Carolina and was incorporated as a Subchapter "C" corporation in 1990 under the laws of the State of Delaware.

         The Company operates on a calendar year-end. Due to the nature of their operations, the Company operates in only one business segment.

         Significant Accounting Policies:
         --------------------------------

         The Company's management selects accounting principles generally accepted in the United States of America and adopts methods for their application. The application of accounting principles requires the estimating, matching and timing of revenue and expense. It is also necessary for management to determine, measure and allocate resources and obligations within the financial process according to those principles. The accounting policies used conform to generally accepted accounting principles which have been consistently applied in the preparation of these financial statements.

         The financial statements and notes are representations of the Company's management which is responsible for their integrity and objectivity. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid;
         2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

                  Basis of Presentation:
                  ----------------------

                  The Company prepares its financial statements on the accrual basis of accounting.

                         MULTIMEDIA DESIGN CORPORATION
                        NOTES TO THE FINANCIAL STATEMENTS
                           DECEMBER 31, 2006 AND 2005



NOTE 1 - NATURE OF ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES  (CONTINUED)
-----------------------------------------------------------------------------

                  Cash and Cash Equivalents:
                  --------------------------

                  Cash and cash equivalents includes cash in bank with original maturities of three months or less are stated at cost which approximates market value, which in the opinion of management, are subject to an insignificant risk of loss in value.


                  Revenue Recognition:
                  --------------------

                  The Company recognizes revenue from the sale of products in accordance with the Securities and Exchange Commission Staff Accounting Bulletin No. 104 ("SAB 104"), "Revenue Recognition in Financial Statements." Revenue will be recognized only when all of the following criteria have been met:

                    o    Persuasive evidence of an arrangement exists;
                    o Ownership and all risks of loss have been transferred to buyer, which is generally upon shipment;
                    o    The price is fixed and determinable; and
                    o    Collectibility is reasonably assured.

                  Accounts Receivable:
                  --------------------

                  Accounts Receivable are carried at their face amount, less an allowance for doubtful accounts. On a periodic basis, the Company evaluates accounts receivable and establishes the allowance for doubtful accounts based on a combination of specific customer circumstances and credit conditions, based on a history of write offs and collections. The Company's policy is generally not to charge interest on trade receivables after the invoice becomes past due. A receivable is considered past due if payments have not been received within agreed upon invoice terms. Write offs are recorded at a time when a customer receivable is deemed uncollectible. The Company has a large number of customers in various industries and geographies and establishes reasonable credit lines to limit credit risk. As of December 31, 2006 and 2005, there is no allowance for doubtful accounts.

                  Income Taxes:
                  -------------

                  Income from the corporation is taxed at regular corporate rates per the Internal Revenue Code. There are no provisions for current taxes due to net available operating losses.
                  -----------------

                  Fixed Assets:
                  -------------

                  Fixed Assets are depreciated over their useful lives ranging from 5 to 39 years. Repairs and maintenance is charged to expense as incurred.

                  Deferred Software Costs:
                  ------------------------

                  The costs incurred in establishing technological feasibility of its internally developed software are expensed. Once the software is found to be technologically feasible, all production costs of the software are capitalized until the product is available for general release to the public. Upon release, deferred software costs are amortized over the expected life of the software.

                  Stock Options and Stock Purchase Warrants
                  -----------------------------------------

                  The Company applies Statement of Financial Accounting Standards No. 123 (R), "Accounting for Stock-Based Compensation", in accounting for its performance-based stock compensation plan. Accordingly, compensation based on the fair value of services received is recognized at the time options are granted. The Black-Scholes option-pricing model was used to calculate the "fair values" of stock options.

                  Earnings (Loss) per Share:
                  --------------------------

                  Earnings (loss) per share (basic) is calculated by dividing the net income (loss) by the weighted average number of common shares outstanding for the period covered. As the Company has no potentially dilutive securities, fully diluted earnings
                  (loss)  per  share is  equal  to  earnings  (loss)  per  share
                  (basic).

                  Use of Estimates:
                  -----------------

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

                          MULTIMEDIA DESIGN CORPORATION
                        NOTES TO THE FINANCIAL STATEMENTS
                           DECEMBER 31, 2006 AND 2005



NOTE 1 - NATURE OF ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES  (CONTINUED)
------------------------------------------------------------------------------

                  Comprehensive Income:
                  ---------------------

                  SFAS No. 130, "Reporting Comprehensive Income", establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. For the years ended December 31, 2005 and 2006, the Company had no items of other comprehensive income. Therefore, net loss equals comprehensive loss for the years ended December 31, 2005 and 2006.


NOTE 2 - FIXED ASSETS
---------------------

         Fixed assets at December 31, 2006 and 2005 are as follows:

                                                         2006           2005

                  Computer Equipment                 $   9,762      $   6,568
                  Software                              15,737         13,237
                  Office Improvements                   30,710         30,710
                  Less:  Accumulated Depreciation      (18,115)       (12,818)
                                                     ---------      ---------

                           Total Fixed Assets        $  38,094      $  37,697
                                                     =========      =========

         Depreciation expense was $5,297 and $4,747 for the years ended December 31, 2006 and 2005, respectively.


NOTE 3 - OTHER ASSETS

         DEFERRED SOFTWARE COSTS

         The Company began developing mPower(TM) for the Web in 2001. All costs associated with its development have been capitalized. These costs are being amortized over the life of the product.
                                                         2006           2005

                mPower ("M4TW")                      $  512,367      $ 390,367
                Less:  Accumulated Amortization        (194,855)      (109,461)
                                                     ----------      ---------

                      Total Deferred Software Costs  $  317,512      $ 280,906
                                                     ==========      =========

                         MULTIMEDIA DESIGN CORPORATION
                        NOTES TO THE FINANCIAL STATEMENTS
                           DECEMBER 31, 2006 AND 2005



NOTE 3 - OTHER ASSETS (CONTINUED)
---------------------------------

         Amortization expense was $85,394 and $65,061 for the years ended December 31, 2006 and 2005, respectively.


NOTE 4 - NOTES PAYABLE
----------------------

LINE OF CREDIT AND NOTES PAYABLE

Short-term notes payable consists of the following:

                                                          At December 31
                                                       -------------------
                                                         2006       2005
                                                       --------   --------

Revolving  line-of-credit  of $200,000  with monthly
payments of principal and interest at prime ($6,300);
final payment of all outstanding principal due
January 2010                                            $200,000   $194,983
Notes Payable to Shareholders                            190,000     15,000

Other Notes:
Video Blender Notes (subordinated)                       150,944    131,944
Mocha Notes (convertible)                                 10,884     34,106
mPower Notes                                              59,700     86,350
Other Notes                                                    0      1,000
                                                        --------   --------


         Total--Other Notes                             $221,528   $253,400
                                                        ========   ========

Total interest expense was $64,269 and $51,400 for the years ended December 31, 2006 and December 31, 2005, respectively.

The Video Blender loans consist of four separate loan agreements. Repayment is subject to prioritization per loan specifications. Accrued interest is added to the note payable balance per contract.

Concurrent with the Mocha notes, the Company issued warrants granting the rights to acquire outstanding stock of the Company, up to a maximum of 3,333 shares of common stock at a price per share equal to $1.50 (the exercise price). The warrants must be exercised by September 23, 2005 or upon a public offering of the Company. No warrants were exercised in 2005.

                          MULTIMEDIA DESIGN CORPORATION
                        NOTES TO THE FINANCIAL STATEMENTS
                           DECEMBER 31, 2006 AND 2005


NOTE 5 - EQUITY
---------------

         PREFERRED STOCK
         ---------------

         The Company has two classes of authorized Preferred Stock: There are 7,836,505 Series 1 shares authorized and 11,450,215 Series 2 shares authorized. Both Series are convertible, non cumulative shares and have a par value of $.001. Series 2 shares have seniority to Series 1 shares as it relates to liquidation of assets. Both Series 1 and 2 have liquidation preferences to common shares up to $.6918 per share. The conversion price to common shares of both Series is $.6918 per share. At December 31, 2006 and 2005, there were the following shares outstanding:

                                       2006                       2005
                               ---------------------      --------------------

                               Series 1     Series 2      Series 1    Series 2
                               --------     --------      --------    --------

                               2,106,159    8,233,911     2,106,159   5,634,458
                               =========    =========     =========   =========

         The Company also has received funds for preferred stock subscriptions. As of December 31, 2006 and 2005, there was $578,159 and $578,159 in stock subscribed.

         COMMON STOCK

         The Company is authorized to issue 30,000,000 common shares at a par value of $0.001 per share. These shares have full voting rights. At December 31, 2006 and 2005, there were 711,976 and 711,976 shares outstanding, respectively.

         COMMON STOCK OPTIONS

         The Company has a performance-based incentive stock option and award plan for its employees and directors. Under the plan, the Company can grant stock options of up to 10 percent of the Company's authorized shares. The maximum term of the options is 10 years and they vest immediately. The following is a summary of the status of the stock option plan during 2006 and 2005.

                                                     2006         2005
                                                   -----------------------

                                                   1,550,000    1,156,250
                                                   =========    ==========

         The stock option agreement calls for a fixed option price set by the Company, not to be below the fair market value of the stock price at the grant date. As of December 31, 2006, the Company had 200,000 options outstanding with an option strike price of $.10 and 1,350,000 with an option strike price of $.30. As of December 31, 2005, the

                          MULTIMEDIA DESIGN CORPORATION
                        NOTES TO THE FINANCIAL STATEMENTS
                           DECEMBER 31, 2006 AND 2005



NOTE 5 - EQUITY (CONTINUED)
--------------------------

         Company had 200,000 options outstanding with an option strike price of $.10 and 956,250 with an option strike price of $.30.

         The Company applies Statement of Financial Accounting Standards No. 123
         (R), "Accounting for Stock-Based Compensation", in accounting for its performance-based stock compensation plan. Accordingly, compensation based on the fair value of services received is recognized at the time options are granted. The Black-Scholes option-pricing model was used to calculate the "fair values" of stock options.

         DIVIDENDS AND DISTRIBUTIONS
         ---------------------------

         The Company has paid no dividends or other distributions for the years ended December 31, 2006 and 2005.

         OTHER COMPREHENSIVE INCOME (LOSS)
         ---------------------------------

         SFAS No. 130, "Reporting Comprehensive Income", establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. For the years ended December 31, 2005 and 2006, the Company had no items of other comprehensive income. Therefore, net loss equals comprehensive loss for the years ended December 31, 2005 and 2006.


NOTE 6 - INCOME TAXES
---------------------

         The Company has adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS No. 109), which requires the use of the liability method in the computation of income tax expense and the current and deferred income taxes payable. Under SFAS No. 109, income tax expense consists of taxes payable for the year and the changes during the year in deferred assets and liabilities. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases and financial reporting bases of assets and liabilities. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

         The Company had net losses for the periods ended December 31, 2006 and 2005, and therefore incurred no tax liability. Deferred tax assets calculated on NOL's (net operating losses) and other tax preference items have been fully reserved, as there is substantial doubt as to future tax benefits. The realization of deferred tax benefits is contingent upon future earnings.

                          MULTIMEDIA DESIGN CORPORATION
                        NOTES TO THE FINANCIAL STATEMENTS
                           DECEMBER 31, 2006 AND 2005


NOTE 7 - COMMITMENTS AND CONTINGENCIES
--------------------------------------

         There are no lease obligations as of December 31, 2006.


NOTE 8 - NEW ACCOUNTING PRONOUCEMENTS
-------------------------------------

        In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements. This statement indicates, among other things, that a fair value measurement assumes that the transaction to sell an asset or transfer a liability occurs in the principal market for the asset or liability or, in the absence of a principal market, the most advantageous market for the asset or liability. SFAS No. 157 defines fair value based upon an exit price model. Relative to SFAS No. 157, the FASB has issued FASB Staff Positions (FSP) 157-1 and 157-2. FSP 157-1 amends SFAS No. 157 to exclude SFAS No. 13, Accounting for Leases, and its related interpretive accounting pronouncements that address leasing transactions, while FSP 157-2 delays the effective date of SFAS No. 157 for one year for certain nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis. We are required to adopt the recognition and disclosure provisions of SFAS No. 157 for financial assets and financial liabilities and for nonfinancial assets and nonfinancial liabilities that are remeasured at least annually as of the beginning of our fiscal year ended December 31, 2008.

        In September 2006, the FASB issued SFAS No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans -- an amendment of FASB Statements No. 87, 88, 106 and 132(R). SFAS No. 158 requires an employer to recognize in its balance sheet an asset for a plan's overfunded status or a liability for a plan's underfunded status, measure a plan's assets and its obligations that determine its funded status as of the end of the employer's fiscal year, and recognize changes in the funded status of a defined benefit postretirement plan in the year in which the changes occur. Those changes are to be reported in comprehensive income and as a separate component of shareholders' equity. SFAS No. 158 does not change the amount of net periodic benefit cost included in net earnings.

        In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities -- Including an amendment of FASB Statement No. 115. SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. This statement also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. At the adoption date, unrealized gains and losses on existing items for which fair value has been elected are reported as a cumulative adjustment in retained earnings. Subsequent to adopting SFAS No. 159,

                          MULTIMEDIA DESIGN CORPORATION
                        NOTES TO THE FINANCIAL STATEMENTS
                           DECEMBER 31, 2006 AND 2005


NOTE 8 - NEW ACCOUNTING PRONOUCEMENTS (CONTINUED)
-------------------------------------------------

        changes in fair value are recognized in earnings. We are required to adopt SFAS No. 159 as of the beginning of our fiscal year ended December 31, 2008. We do not expect that SFAS No. 159 will have an impact on our financial statements.

        In December 2007, the FASB issued SFAS No. 141(R), Business Combinations, which replaces SFAS No. 141, Business Combinations. SFAS No. 141(R) retains the underlying concepts of SFAS No. 141 in that all business combinations are still required to be accounted for at fair value under the acquisition method of accounting, but SFAS No. 141(R) changed the method of applying the acquisition method in a number of significant aspects. Acquisition costs will generally be expensed as incurred; noncontrolling interests will be valued at fair value at the acquisition date; in-process research and development will be recorded at fair value as an indefinite-lived intangible asset at the acquisition date; restructuring costs associated with a business combination will generally be expensed subsequent to the acquisition date; and changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally will affect income tax expense. SFAS No. 141(R) is effective on a prospective basis for all business combinations for which the acquisition date is on or after the beginning of the first annual period subsequent to December 15, 2008, with the exception of the accounting for valuation allowances on deferred taxes and acquired tax contingencies. SFAS No. 141(R) amends SFAS No. 109 such that adjustments made to valuation allowances on deferred taxes and acquired tax contingencies associated with acquisitions that closed prior to the effective date of SFAS No. 141(R) would also apply the provisions of SFAS No. 141(R). Early adoption is not permitted. We are currently evaluating the effects, if any, that SFAS No. 141(R) may have on our financial statements.

        In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements -- an amendment of ARB No. 51. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008, with earlier adoption prohibited. This statement requires the recognition of a noncontrolling interest (minority interest) as equity in the consolidated financial statements and separate from the parent's equity. The amount of net earnings attributable to the noncontrolling interest will be included in consolidated net income on the face of the income statement. The statement also amends certain of ARB No. 51's consolidation procedures for consistency with the requirements of SFAS No. 141(R). This statement also includes expanded disclosure requirements regarding the interests of the parent and its noncontrolling interest. We are currently evaluating SFAS No. 160 and anticipate that it will not have a significant impact on the reporting of our results of operations.

                          MULTIMEDIA DESIGN CORPORATION
                        NOTES TO THE FINANCIAL STATEMENTS
                           DECEMBER 31, 2006 AND 2005


NOTE 9 - RELATED PARTY TRANSACTIONS
-----------------------------------

         The Company has two notes payable to its founder and board member for $10,000 and $20,000, included in notes payable on the balance sheet. Principal and interest are only due out of net revenues of 5% from the mPower 5 and Web Power products. The Company owes $190,000 and $15,000 to a shareholder at December 31, 2006 and 2005, respectively. No interest is stated on these notes. Additionally, no interest has been imputed, as the date the obligation is payable is currently undeterminable.

NOTE 10 - FINANCIAL CONDITION AND GOING CONCERN
-----------------------------------------------

         MultiMedia Design Corporation has an accumulated deficit through December 31, 2006 totaling $6,990,825 and had negative working capital of $633,795. Because of this accumulated loss, the Company will require additional working capital to develop its business operations. The Company intends to raise additional working capital either through private placements, public offerings and/or bank financing. There are no assurances that the Company will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support the Company's working capital requirements. To the extent that funds generated from any private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital is not available, the Company may not continue its operations.

         MultiMedia Design Corporation faces many factors in its ability to continue as a going concern, including but not limited to, the promotion of its internally developed software, competition from larger and better capitalized companies, and its ability to create traffic to its website function. To date, much of the Company's activities have been focused on developing its internal software, and its continued existence is dependent upon the effective implementation of its software to the internet.

         Should the above concerns materialize, it is conceivable that the Company would have to suspend or discontinue operations. Management believes that the efforts it has made to promote its software will continue for the foreseeable future. These conditions raise substantial doubt about MultiMedia Design Corporation's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Management of Multimedia Design Corporation
Charlotte, North Carolina

We have audited the accompanying balance sheet of Multimedia Design Corporation as of June 30, 2007 and the related statements of operations, cash flows and stockholders' equity for the six months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Multimedia Design Corporation as of June 30, 2007, and the results of its operations and its cash flows for the six months then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9 to the financial statements, the Company has suffered significant losses and will require additional capital to develop its business until the Company either (1) achieves a level of revenues adequate to generate sufficient cash flows from operations; or (2) obtains additional financing necessary to support its working capital requirements. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 9. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/  The Hall Group
-------------------
The Hall Group, CPAs
Dallas, Texas

September 28, 2007





                          MULTIMEDIA DESIGN CORPORATION
                                  Balance Sheet
                                  June 30, 2007

                                     ASSETS

 Current Assets
     Cash and Cash Equivalents                                                        $     83,700
     Accounts Receivable                                                                     4,452
                                                                                      -------------
          Total Current Assets                                                              88,152

 Fixed Assets - Net of Accumulated Depreciation of $22,480                                  35,873

 Other Assets
     Deferred Software Costs--Net of Accumulated Amortization of $243,766                  343,165
     Deferred Tax Benefit                                                                   38,851
     Less:  Valuation Reserve                                                              (38,851)
                                                                                      -------------
          Total Other Assets                                                               343,165
                                                                                      -------------

              TOTAL ASSETS                                                            $    467,190
                                                                                      =============

                         LIABILITIES AND STOCKHOLDERS' EQUITY
 Current Liabilities
     Accounts Payable                                                                 $     12,000
     Accrued Expenses                                                                        1,145
     Line of Credit                                                                        183,870
     Note Payable to Shareholder                                                            15,000
     Note Payable - Other                                                                    8,317
                                                                                      -------------
          Total Current Liabilities                                                        220,332

 Long Term Liabilities                                                                           0
                                                                                      -------------

          Total Liabilities                                                                220,332
                                                                                      -------------

 Stockholders' Equity
     Preferred Stock, Series 1, $.001 par value, 7,836,505 shares
     authorized, and 1,108,694 shares issued and outstanding at June 30, 2007                1,109
     Preferred Stock, Series 2, $.001 par value, 14,981,284 shares
     authorized, 14,981,284 shares issued and outstanding at June 30, 2007                  14,981
     Preferred Stock Subscribed                                                            578,159
     Common stock, $.001 par value,  30,000,000 shares authorized,
           711,976 shares issued and outstanding                                               712
     Additional Paid-In Capital--issued price in excess of par-preferred                 3,383,828
     Additional Paid-In Capital--issued price in excess of par-common                    3,480,620
     Retained Earnings (Deficit)                                                        (7,212,551)
                                                                                      -------------
          Total Stockholders' Equity                                                       246,858
                                                                                      -------------


              TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                              $    467,190
                                                                                      =============



   The accompanying notes are an integral part of these financial statements.



                               MULTIMEDIA DESIGN CORPORATION
                                  Statement of Operations
                           For the Six Months Ended June 30, 2007

REVENUE
      Sales                                                             $        8,106
      Cost of Sales                                                              1,058
                                                                        ---------------
           Gross Profit                                                          7,048

OPERATING EXPENSES
      Software Development                                                      41,987
      Sales and Marketing                                                       30,400
      General and Administrative                                               110,440
      Depreciation and Amortization                                             53,276
                                                                        ---------------
           TOTAL OPERATING EXPENSES                                     $      236,103
                                                                        ---------------

NET OPERATING (LOSS)                                                          (229,055)

OTHER INCOME (EXPENSE)
      Interest Expense                                                         (12,163)
      Gain on Forgiveness of Debt                                               19,492
                                                                        ---------------
                                                                                 7,329

NET (LOSS) BEFORE INCOME TAXES                                                (221,726)

      Provision for Income Taxes (Expense) Benefit                                   0
                                                                        ---------------

NET (LOSS)                                                              $     (221,726)

      Beginning Retained Earnings (Deficit)                                 (6,990,825)
                                                                        ---------------

ENDING RETAINED EARNINGS (DEFICIT)                                      $   (7,212,551)
                                                                        ===============

EARNINGS PER SHARE

      Weighted Average of Outstanding Shares                                   711,976
                                                                        ===============
      Income (Loss) for Common Stockholders                             $        (0.31)
                                                                        ===============



   The accompanying notes are an integral part of these financial statements.



                                MULTIMEDIA DESIGN CORPORATION
                                   Statement of Cash Flows
                           For the Six Months Ended June 30, 2007


CASH FLOWS FROM OPERATING ACTIVITIES
      Net (Loss)                                                                    $      (221,726)
      Adjustments for non-cash activities
           Depreciation and Amortization                                                     53,276
           Gain on Forgiveness of Debt                                                      (19,492)
           Preferred Stock Redemptions - Series 1                                          (539,645)
           Conversion of Notes Payable to Preferred Stock - Series 2                       (201,168)
           Stock Issued for Notes                                                         1,286,418
      Adjustments to reconcile net loss to net cash provided by operating activities:
           Decrease in Accounts Receivable                                                    4,146
           Increase in Accounts Payable                                                       7,000
           (Decrease) in Accrued Expenses                                                    (2,386)
           (Decrease) in Accrued Interest Payable                                           (41,091)
                                                                                    ----------------
               Net Cash Provided by Operating Activities                                    325,332

CASH FLOWS FROM INVESTING ACTIVITIES
      Purchase of Fixed Assets                                                               (2,144)
      Capitalized Deferred Software Costs                                                   (74,564)
                                                                                    ----------------
               Net Cash (Used) by Investing Activities                                      (76,708)

CASH FLOWS FROM FINANCING ACTIVITIES
      Proceeds from Note Payable                                                            505,000
      Payments on Notes Payable                                                            (497,551)
      Payments on Shareholder Note Payable                                                 (175,000)
      Payments on Line of Credit                                                            (16,130)
                                                                                    ----------------
               Net Cash (Used) by Financing Activities                                     (183,681)
                                                                                    ----------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                                    64,943

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                               18,757
                                                                                    ----------------

CASH AND CASH EQUIVALENTS AT END OF YEAR                                            $        83,700
                                                                                    ================

SUPPLEMENTAL DISCLOSURES
      Cash Paid During the Year for Interest Expense                                $        12,163
                                                                                    ================


   The accompanying notes are an integral part of these financial statements.



                          MULTIMEDIA DESIGN CORPORATION
                  Statement of Changes in Stockholders' Equity
                     For the Six Months Ended June 30, 2007

                                                                                                Preferred
                                        Preferred Stock - Series 1  Preferred Stock - Series 2    Stock           Common Stock
                                          Shares        Amount       Shares         Amount      Subscribed     Shares      Amount
                                       ------------  ------------ -------------  ------------  ------------  ----------  ----------
Stockholder's Equity at 12/31/2006        2,106,159  $     2,106     8,233,911    $    8,234 $     578,159     711,976 $       712

  Preferred Stock Redemption - Series 1    (997,465)        (997)

  Preferred Stock Sales - Series 2                                   6,747,373         6,747

  Net (Loss)
                                       ------------  ------------ -------------  ------------  ------------  ----------  ----------

Stockholders' Equity at 6/30/2007         1,108,694  $     1,109    14,981,284   $    14,981       578,159     711,976 $       712
                                       ============  ============ =============  ============  ============  ==========  ==========




                                           Additional       Retained
                                            Paid-In         Earnings
                                            Capital        (Deficit)      Totals
                                          -------------  -------------  ------------

Stockholder's Equity at 12/31/2006        $ 6,123,425     (6,990,825)   $ (278,189)

  Preferred Stock Redemption - Series 1      (538,645)                    (539,642)

  Preferred Stock Sales - Series 2          1,279,668                    1,286,415

  Net (Loss)                                                (221,726)     (221,726)
                                          -------------  -------------  ------------

Stockholders' Equity at 6/30/2007         $ 6,864,448     (7,212,551)   $  246,858
                                          =============  =============  ============







   The accompanying notes are an integral part of these financial statements.

                          MULTIMEDIA DESIGN CORPORATION
                        NOTES TO THE FINANCIAL STATEMENTS
                                  JUNE 30, 2007



NOTE 1 - NATURE OF ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES
-----------------------------------------------------------------

         Nature of Activities, History and Organization:
         -----------------------------------------------

         Multimedia Design Corporation (the Company) is a Web 2.0/SaaS ("Software-as-a-Service") technology firm focused on offering unique communications applications that enable users to dynamically communicate via the Web. The Company is located in Charlotte, North Carolina and was incorporated in 1990 under the laws of the State of Delaware.

         The Company operates on a calendar year-end. Due to the nature of their operations, the Company operates in only one business segment.

         Significant Accounting Policies:
         --------------------------------

         The Company's management selects accounting principles generally accepted in the United States of America and adopts methods for their application. The application of accounting principles requires the estimating, matching and timing of revenue and expense. It is also necessary for management to determine, measure and allocate resources and obligations within the financial process according to those principles. The accounting policies used conform to generally accepted accounting principles which have been consistently applied in the preparation of these financial statements.

         The financial statements and notes are representations of the Company's management which is responsible for their integrity and objectivity. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid;
         2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

                  Basis of Presentation:
                  ----------------------

                  The Company prepares its financial statements on the accrual basis of accounting.

                          MULTIMEDIA DESIGN CORPORATION
                        NOTES TO THE FINANCIAL STATEMENTS
                                  JUNE 30, 2007


NOTE 1 - (CONTINUED)
--------------------

                  Cash and Cash Equivalents:
                  --------------------------

                  Cash and cash equivalents includes cash in bank with original maturities of three months or less are stated at cost which approximates market value, which in the opinion of management, are subject to an insignificant risk of loss in value.

                  Revenue Recognition:
                  --------------------

                  The Company recognizes revenue from the sale of products in accordance with the Securities and Exchange Commission Staff Accounting Bulletin No. 104 ("SAB 104"), "Revenue Recognition in Financial Statements." Revenue will be recognized only when all of the following criteria have been met:

                    o    Persuasive evidence of an arrangement exists;
                    o Ownership and all risks of loss have been transferred to buyer, which is generally upon shipment;
                    o    The price is fixed and determinable; and
                    o    Collectibility is reasonably assured.

                  Accounts Receivable:
                  --------------------

                  Accounts Receivable are carried at their face amount, less an allowance for doubtful accounts. On a periodic basis, the Company evaluates accounts receivable and establishes the allowance for doubtful accounts based on a combination of specific customer circumstances and credit conditions, based on a history of write offs and collections. The Company's policy is generally not to charge interest on trade receivables after the invoice becomes past due. A receivable is considered past due if payments have not been received within agreed upon invoice terms. Write offs are recorded at a time when a customer receivable is deemed uncollectible. The Company has a large number of customers in various industries and geographies and establishes reasonable credit lines to limit credit risk.

                  Income Taxes:
                  -------------

                  Income from the corporation is taxed at regular corporate rates per the Internal Revenue Code. There are no provisions for current taxes due to net available operating losses.

                          MULTIMEDIA DESIGN CORPORATION
                        NOTES TO THE FINANCIAL STATEMENTS
                                  JUNE 30, 2007


NOTE 1 - (CONTINUED)
--------------------

                  Fixed Assets:
                  -------------

                  Fixed Assets are depreciated over their useful lives ranging from 5 to 39 years. Repairs and maintenance is charged to expense as incurred.

                  Deferred Software Costs:
                  ------------------------

                  The costs incurred in establishing technological feasibility of its internally developed software are expensed. Once the software is found to be technologically feasible, all production costs of the software are capitalized until the product is available for general release to the public. Upon release, deferred software costs are amortized over the expected life of the software.

                  Stock Options and Stock Purchase Warrants
                  -----------------------------------------

                  The Company applies Statement of Financial Accounting Standards No. 123 (R), "Accounting for Stock-Based Compensation", in accounting for its performance-based stock compensation plan. Accordingly, compensation based on the fair value of services received is recognized at the time options are granted. The Black-Scholes option-pricing model was used to calculate the "fair values" of stock options.

                  Earnings (Loss) per Share:
                  --------------------------

                  Earnings (loss) per share (basic) is calculated by dividing the net income (loss) by the weighted average number of common shares outstanding for the period covered. As the Company has no potentially dilutive securities, fully diluted earnings
                  (loss)  per  share is  equal  to  earnings  (loss)  per  share
                  (basic).

                  Use of Estimates:
                  -----------------

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                  Comprehensive Income:
                  ---------------------

                  SFAS No. 130, "Reporting Comprehensive Income", establishes standards for reporting and display of comprehensive income and its components in a full set

                          MULTIMEDIA DESIGN CORPORATION
                        NOTES TO THE FINANCIAL STATEMENTS
                                  JUNE 30, 2007


NOTE 1 - (CONTINUED)
--------------------

                  of general-purpose financial statements. For the six month period ended June 30, 2007, the Company had no items of other comprehensive income. Therefore, net loss equals comprehensive loss for the six months ended June 30, 2007.


NOTE 2 - FIXED ASSETS
---------------------

         Fixed assets at June 30, 2007 are as follows:

                  Computer Equipment                           $   11,906
                  Software                                         15,737
                  Office Improvements                              30,710
                  Less:  Accumulated Depreciation                 (22,480)
                                                               ----------

                           Total Fixed Assets                  $   35,873
                                                               ==========

         Depreciation expense was $4,365 for the six months ended June 30, 2007.


NOTE 3 - OTHER ASSETS
---------------------

         DEFERRED SOFTWARE COSTS

         The Company began developing mPower(TM) for the Web in 2001. All costs associated with its development have been capitalized. These costs are being amortized over the life of the product.

                  mPower ("M4TW")                              $  586,931
                  Less:  Accumulated Amortization                (243,766)
                                                               ----------

                           Total Deferred Software Costs       $  343,165
                                                               ==========

         Amortization expense was $48,911 for the six months ended June 30, 2007.

                          MULTIMEDIA DESIGN CORPORATION
                        NOTES TO THE FINANCIAL STATEMENTS
                                  JUNE 30, 2007



NOTE 4 - NOTES PAYABLE
----------------------

         LINE OF CREDIT AND NOTES PAYABLE

         Short-term notes payable consists of the following at June 30, 2007:


         Revolving line-of-credit of $200,000 with monthly payments of principal and interest at prime ($6,300); final payment of all outstanding principal due
         January 2010                                          $   183,870
         Note Payable to Shareholders                          $    15,000

         Other Notes:
         mPower Notes                                                3,317
         Gaston Private Equity                                       5,000
                                                               -----------
                  Total Other Notes                            $     8,317
                                                               ===========

         Total interest expense was $12,163 for the six months ended June 30, 2007.

         During the six months ended June 30, 2007, notes payable of $701,171 were converted to shares of Preferred C - Series 2 per related note agreements.

         Gaston Private Equity invested $505,000 as a note payable during 2007, of which $500,000 was converted into Preferred C - Series 2 at June 30, 2007. A $5,000 note payable remains outstanding at June 30, 2007.


NOTE 5 - EQUITY
---------------

         PREFERRED STOCK

         The Company has two classes of authorized Preferred Stock: There are 7,836,505 Series 1 shares authorized and 11,450,215 Series 2 shares authorized. Both Series are convertible, non cumulative shares and have a par value of $.001. Series 2 shares have seniority to Series 1 shares as it relates to liquidation of assets. Both Series 1 and 2 have

                          MULTIMEDIA DESIGN CORPORATION
                        NOTES TO THE FINANCIAL STATEMENTS
                                  JUNE 30, 2007


NOTE 5 - EQUITY (CONTINUED)
---------------------------


         liquidation preferences to common shares up to $.6918 per share. The conversion price to common shares of both Series is $.6918 per share. At June 30, 2007 there were the following shares outstanding:

                                                      As of June 30, 2007
                                                      -------------------

                                                    Series 1         Series 2
                                                    --------         --------

                                                   1,108,694        14,981,284
                                                   =========        ==========

         The Company also has received funds for preferred stock subscriptions. As of June 30, 2007, there was $578,159 in stock subscribed.

         COMMON STOCK

         The Company is authorized to issue 30,000,000 common shares at a par value of $0.001 per share. These shares have full voting rights. At June 30, 2007, there were 711,976 shares outstanding.

         COMMON STOCK OPTIONS

         The Company has a performance-based incentive stock option and award plan for its employees and directors. Under the plan, the Company can grant stock options of up to 10 percent of the Company's authorized shares. The maximum term of the options is 10 years and they vest immediately. The following is a summary of the status of the stock option plan during 2007:
                                                      As of June 30, 2007
                                                      -------------------

                                                          1,609,504
                                                          =========

         The stock option agreement calls for a fixed option price set by the Company, not to be below the fair market value of the stock price at the grant date. As of June 30, 2007, the Company had 200,000 options outstanding with an option strike price of $.10 and 1,409,504 with an option strike price of $.30. The same options were outstanding as of December 31, 2006.

                          MULTIMEDIA DESIGN CORPORATION
                        NOTES TO THE FINANCIAL STATEMENTS
                                  JUNE 30, 2007


NOTE 5 - EQUITY (CONTINUED)
---------------------------

         The Company applies Statement of Financial Accounting Standards No. 123
         (R), "Accounting for Stock-Based Compensation", in accounting for its performance-based stock compensation plan. Accordingly, compensation based on the fair value of services received is recognized at the time options are granted. The Black-Scholes option-pricing model was used to calculate the "fair values" of stock options.

         DIVIDENDS AND DISTRIBUTIONS

         The Company has paid no dividends or other distributions during the six months ended June 30, 2007.

         OTHER COMPREHENSIVE INCOME (LOSS)

         SFAS No. 130, "Reporting Comprehensive Income", establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. For the six months ended June 30, 2007, the Company had no items of other comprehensive income. Therefore, net loss equals comprehensive loss for the period ended June 30, 2007.


NOTE 6 - INCOME TAXES
---------------------

         The Company has adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS No. 109), which requires the use of the liability method in the computation of income tax expense and the current and deferred income taxes payable. Under SFAS No. 109, income tax expense consists of taxes payable for the year and the changes during the year in deferred assets and liabilities. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases and financial reporting bases of assets and liabilities. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

         The Company had net losses for the periods ended December 31, 2006 and 2005, and therefore incurred no tax liability. Deferred tax assets calculated on NOL's (net operating losses) and other tax preference items have been fully reserved, as there is substantial doubt as to future tax benefits. The realization of deferred tax benefits is contingent upon future earnings.

                          MULTIMEDIA DESIGN CORPORATION
                        NOTES TO THE FINANCIAL STATEMENTS
                                  JUNE 30, 2007



NOTE 7 - COMMITMENTS AND CONTINGENCIES
---------------------------------------

         There are no lease obligations as of June 30, 2007.


NOTE 8 - NEW ACCOUNTING PRONOUCEMENTS
-------------------------------------

          In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements. This statement indicates, among other things, that a fair value measurement assumes that the transaction to sell an asset or transfer a liability occurs in the principal market for the asset or liability or, in the absence of a principal market, the most advantageous market for the asset or liability. SFAS No. 157 defines fair value based upon an exit price model. Relative to SFAS No. 157, the FASB has issued FASB Staff Positions (FSP) 157-1 and 157-2. FSP 157-1 amends SFAS No. 157 to exclude SFAS No. 13, Accounting for Leases, and its related interpretive accounting pronouncements that address leasing transactions, while FSP 157-2 delays the effective date of SFAS No. 157 for one year for certain nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis. We are required to adopt the recognition and disclosure provisions of SFAS No. 157 for financial assets and financial liabilities and for nonfinancial assets and nonfinancial liabilities that are remeasured at least annually as of the beginning of our fiscal year ended December 31, 2008.

          In September 2006, the FASB issued SFAS No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans -- an amendment of FASB Statements No. 87, 88, 106 and 132(R). SFAS No. 158 requires an employer to recognize in its balance sheet an asset for a plan's overfunded status or a liability for a plan's underfunded status, measure a plan's assets and its obligations that determine its funded status as of the end of the employer's fiscal year, and recognize changes in the funded status of a defined benefit postretirement plan in the year in which the changes occur. Those changes are to be reported in comprehensive income and as a separate component of shareholders' equity. SFAS No. 158 does not change the amount of net periodic benefit cost included in net earnings.

          In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities -- Including an amendment of FASB Statement No. 115. SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. This statement also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. At the adoption date,

                          MULTIMEDIA DESIGN CORPORATION
                        NOTES TO THE FINANCIAL STATEMENTS
                                  JUNE 30, 2007



NOTE 8 - NEW ACCOUNTING PRONOUCEMENTS (CONTINUED)
-------------------------------------------------

         unrealized gains and losses on existing items for which fair value has been elected are reported as a cumulative adjustment in retained earnings. Subsequent to adopting SFAS No. 159, changes in fair value are recognized in earnings. We are required to adopt SFAS No. 159 as of the beginning of our fiscal year ended December 31, 2008. We do not expect that SFAS No. 159 will have an impact on our financial statements.

         In December 2007, the FASB issued SFAS No. 141(R), Business Combinations, which replaces SFAS No. 141, Business Combinations. SFAS No. 141(R) retains the underlying concepts of SFAS No. 141 in that all business combinations are still required to be accounted for at fair value under the acquisition method of accounting, but SFAS No. 141(R) changed the method of applying the acquisition method in a number of significant aspects. Acquisition costs will generally be expensed as incurred; noncontrolling interests will be valued at fair value at the acquisition date; in-process research and development will be recorded at fair value as an indefinite-lived intangible asset at the acquisition date; restructuring costs associated with a business combination will generally be expensed subsequent to the acquisition date; and changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally will affect income tax expense. SFAS No. 141(R) is effective on a prospective basis for all business combinations for which the acquisition date is on or after the beginning of the first annual period subsequent to December 15, 2008, with the exception of the accounting for valuation allowances on deferred taxes and acquired tax contingencies. SFAS No. 141(R) amends SFAS No. 109 such that adjustments made to valuation allowances on deferred taxes and acquired tax contingencies associated with acquisitions that closed prior to the effective date of SFAS No. 141(R) would also apply the provisions of SFAS No. 141(R). Early adoption is not permitted. We are currently evaluating the effects, if any, that SFAS No. 141(R) may have on our financial statements.

         In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements -- an amendment of ARB No. 51. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008, with earlier adoption prohibited. This statement requires the recognition of a noncontrolling interest (minority interest) as equity in the consolidated financial statements and separate from the parent's equity. The amount of net earnings attributable to the noncontrolling interest will be included in consolidated net income on the face of the income statement. The statement also amends certain of ARB No. 51's consolidation procedures for consistency with the requirements of SFAS No. 141(R). This statement also includes expanded disclosure requirements regarding the interests of the parent and its noncontrolling interest. We are currently evaluating SFAS No. 160 and anticipate that it will not have a significant impact on the reporting of our results of operations.

                          MULTIMEDIA DESIGN CORPORATION
                        NOTES TO THE FINANCIAL STATEMENTS
                                  JUNE 30, 2007


NOTE 9 - RELATED PARTY TRANSACTIONS
-----------------------------------

         The Company owes $15,000 to a shareholder at June 30, 2007. The Company will repay the amount due out of future earnings from operations, when possible. No interest is stated on the note. Additionally, no interest has been imputed, as the date the obligation is payable is currently undeterminable.


NOTE 10 - FINANCIAL CONDITION AND GOING CONCERN
-----------------------------------------------

         Multimedia Design Corporation has an accumulated deficit through June 30, 2007 totaling $7,212,551 and had negative working capital of $132,180. Because of this accumulated loss, the Company will require additional working capital to develop its business operations. The Company intends to raise additional working capital either through private placements, public offerings and/or bank financing. There are no assurances that the Company will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support the Company's working capital requirements. To the extent that funds generated from any private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital is not available, the Company may not continue its operations.

         Multimedia Design Corporation faces many factors in its ability to continue as a going concern, including but not limited to, the promotion of its internally developed software, competition from larger and better capitalized companies, and its ability to create traffic to its website function. To date, much of the Company's activities have been focused on developing its internal software, and its continued existence is dependent upon the effective implementation of its software to the internet.

         Should the above concerns materialize, it is conceivable that the Company would have to suspend or discontinue operations. Management believes that the efforts it has made to promote its software will continue for the foreseeable future. These conditions raise substantial doubt about Multimedia Design Corporation's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.




                          MULTIMEDIA DESIGN CORPORATION
                                  Balance Sheet
                                November 30, 2007
                                   (Unaudited)

                                     ASSETS
  Current Assets
      Cash and Cash Equivalents                                                      $    184,287
      Accounts Receivable                                                                   7,957
                                                                                     -------------
           Total Current Assets                                                           192,244

  Fixed Assets - Net of Accumulated Depreciation                                           35,873

  Other Assets
      Deferred Software Costs--Net of Accumulated Amortization                            343,951
      Deferred Tax Benefit                                                                 38,851
      Less:  Valuation Reserve                                                            (38,851)
                                                                                     -------------
           Total Other Assets                                                             343,951
                                                                                     -------------

               TOTAL ASSETS                                                          $    572,068
                                                                                     =============

                          LIABILITIES AND STOCKHOLDERS' EQUITY
  Current Liabilities
      Accounts Payable and Accrued Expenses                                          $     30,163
      Lines of Credit                                                                     359,379
      Note Payable to Shareholder                                                          91,203
      Note Payable - Other                                                                 25,000
                                                                                     -------------
           Total Current Liabilities                                                      505,745

  Long Term Liabilities                                                                         0
                                                                                     -------------

           Total Liabilities                                                              505,745
                                                                                     -------------

  Stockholders' Equity
      Preferred Stock, Series 1, $.001 par value, 7,836,505 shares
      authorized, and 1,108,694 shares issued and outstanding at June 30, 2007              1,109
      Preferred Stock, Series 2, $.001 par value, 14,981,284 shares
      authorized, 14,981,284 shares issued and outstanding at June 30, 2007                14,981
      Preferred Stock Subscribed                                                          578,159
      Common stock, $.001 par value,  30,000,000 shares authorized,
            711,976 shares issued and outstanding                                             712
      Additional Paid-In Capital--issued price in excess of par-preferred               3,383,828
      Additional Paid-In Capital--issued price in excess of par-common                  3,480,620
      Retained Earnings (Deficit)                                                      (7,393,086)
                                                                                     -------------
           Total Stockholders' Equity                                                      66,323
                                                                                     -------------

               TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                            $    572,068
                                                                                     =============


   The accompanying notes are an integral part of these financialstatements.



                          MULTIMEDIA DESIGN CORPORATION
                             Statement of Operations
             For the Eleven Months Ended November 30, 2007 and 2006
                                   (Unaudited)

                                                                  2007              2006
                                                             ---------------   ---------------

REVENUE
      Sales                                                  $       21,351    $       30,775
      Cost of Sales                                                   1,131             6,695
                                                             ---------------   ---------------
           Gross Profit                                              20,220            24,080

OPERATING EXPENSES
      Software Development                                           18,500            27,974
      Sales and Marketing                                            19,071            54,008
      General and Administrative                                    344,191           150,630
      Depreciation and Amortization                                  53,276            83,130
                                                             ---------------   ---------------
           TOTAL OPERATING EXPENSES                                 435,038           315,742
                                                             ---------------   ---------------

NET OPERATING (LOSS)                                               (414,818)         (291,662)

OTHER INCOME (EXPENSE)
      Interest Expense                                              (17,826)          (62,982)
      Gain on Forgiveness of Debt                                    30,383                 0
                                                             ---------------   ---------------
                                                                     12,557           (62,982)

NET (LOSS) BEFORE INCOME TAXES                                     (402,261)         (354,644)

      Provision for Income Taxes (Expense) Benefit                        0                 0
                                                             ---------------   ---------------

NET (LOSS)                                                   $     (402,261)   $     (354,644)

      Beginning Retained Earnings (Deficit)                      (6,990,825)       (6,359,303)
                                                             ---------------   ---------------

ENDING RETAINED EARNINGS (DEFICIT)                           $   (7,393,086)   $   (6,713,947)
                                                             ===============   ===============

EARNINGS PER SHARE
      Basic:
      Weighted Average of Outstanding Shares                        711,976           711,976
                                                             ===============   ===============

      Income (Loss) for Common Stockholders                  $        (0.56)   $        (0.50)
                                                             ===============   ===============

      Fully Diluted:
      Fully Dilted Common Shares Outstanding                     18,789,188        21,097,449
                                                             ===============   ===============

      Income (Loss) for Common Stockholders                  $        (0.02)   $        (0.02)
                                                             ===============   ===============



   The accompanying notes are an integral part of these financial statements.



                          MULTIMEDIA DESIGN CORPORATION
                             Statement of Cash Flows
             For the Eleven Months Ended November 30, 2007 and 2006
                                  (Unaudited)

                                                                                         2007            2006
                                                                                  ---------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES
      Net (Loss)                                                                    $     (402,261)  $    (354,644)
      Adjustments for non-cash activities
          Depreciation and Amortization                                                     53,276          83,130
          Gain on Forgiveness of Debt                                                      (30,383)              0
          Preferred Stock Redemptions - Series 1                                          (539,645)              0
          Conversion of Notes Payable to Preferred Stock - Series 2                       (201,168)              0
          Stock Issued for Notes                                                         1,286,418               0
      Adjustments to reconcile net loss to net cash provided by operating activities:
          (Increase) Decrease in Accounts Receivable                                           641          (5,254)
          Increase (Decrease) in Accounts Payable and Accrued Expenses                     (19,459)          4,614
          (Decrease) in Accrued Interest Payable                                            41,091          14,722
                                                                                    ---------------  --------------
               Net Cash Provided by Operating Activities                                   188,510        (257,432)

CASH FLOWS FROM INVESTING ACTIVITIES
      Purchase of Fixed Assets                                                              (2,144)         (5,694)
      Capitalized Deferred Software Costs                                                  (71,234)       (122,000)
                                                                                    ---------------  --------------
               Net Cash (Used) by Investing Activities                                     (73,378)       (127,694)

CASH FLOWS FROM FINANCING ACTIVITIES
      Proceeds from Note Payable                                                           775,000               0
      Payments on Notes Payable                                                           (497,551)        (57,040)
      Proceeds from Shareholder Loans                                                            0         175,000
      Payments on Shareholder Note Payable                                                (190,000)              0
      Proceeds from Line of Credit                                                               0           5,017
      Payments on Line of Credit                                                           (37,051)        (27,610)
      Sale of Preferred Stock                                                                    0         303,000
                                                                                    ---------------  --------------
               Net Cash (Used) by Financing Activities                                      50,398         398,367
                                                                                    ---------------  --------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                                  165,530          13,241

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                              18,757           5,516
                                                                                    ---------------  --------------

CASH AND CASH EQUIVALENTS AT END OF YEAR                                            $      184,287   $      18,757
                                                                                    ===============  ==============


SUPPLEMENTAL DISCLOSURES
      Cash Paid During the Year for Interest Expense                                $       17,826   $      62,982
                                                                                    ===============  ==============


   The accompanying notes are an integral part of these financial statements.



                          MULTIMEDIA DESIGN CORPORATION
                  Statement of Changes in Stockholders' Equity
                  For the Eleven Months Ended November 30, 2007
                                  (Unaudited)

                                                                                                   Preferred
                                    Preferred Stock - Series 1 Preferred Stock - Series 2     Stock           Common Stock
                                      Shares        Amount       Shares         Amount      Subscribed     Shares      Amount
                                    ------------ ------------ -------------  ------------  ------------  ----------  ----------

Stockholder's Equity at 12/31/2006    2,106,159  $     2,106     8,233,911   $     8,234   $   578,159     711,976   $     712

  Preferred Stock Redemption - Series  (997,465)        (997)

  Preferred Stock Sales - Series 2                               6,747,373         6,747

  Net (Loss)
                                    ------------ ------------ -------------  ------------  ------------  ----------  ----------

Stockholders' Equity at 11/30/2007    1,108,694  $     1,109    14,981,284   $    14,981       578,159     711,976   $     712
                                    ============ ============ =============  ============  ============  ==========  ==========



                                                   Additional       Retained
                                                    Paid-In         Earnings
                                                    Capital        (Deficit)      Totals
                                                 -------------  -------------  ------------

Stockholder's Equity at 12/31/2006               $  6,123,425     (6,990,825)  $  (278,189)

  Preferred Stock Redemption - Series                (538,645)                    (539,642)

  Preferred Stock Sales - Series 2                  1,279,668                    1,286,415

  Net (Loss)                                                        (402,261)     (402,261)
                                                 -------------  -------------  ------------

Stockholders' Equity at 11/30/2007               $  6,864,448     (7,393,086)  $    66,323
                                                 =============  =============  ============



   The accompanying notes are an integral part of these financial statements.

                          MULTIMEDIA DESIGN CORPORATION
                        Notes to the Financial Statements
                                November 30, 2007



NOTE 1 - NATURE OF ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES
-----------------------------------------------------------------

         Nature of Activities, History and Organization:
         -----------------------------------------------

         Multimedia Design Corporation (the Company) is a Web 2.0/SaaS ("Software-as-a-Service") technology firm focused on offering unique communications applications that enable users to dynamically communicate via the Web. The Company is located in Charlotte, North Carolina and was incorporated in 1990 under the laws of the State of Delaware.

         Significant Accounting Policies:
         --------------------------------

         The Company's management selects accounting principles generally accepted in the United States of America and adopts methods for their application. The application of accounting principles requires the estimating, matching and timing of revenue and expense. It is also necessary for management to determine, measure and allocate resources and obligations within the financial process according to those principles. Below is a summary of certain significant accounting policies selected by management.

                  Basis of Presentation:
                  ----------------------

                  The Company prepares its financial statements on the accrual basis of accounting.

                  Cash and Cash Equivalents:
                  --------------------------

                  All highly liquid investments with original maturities of three months or less are stated at cost which approximates market value.

                  Revenue Recognition:
                  --------------------

                  Revenue is recognized at completion of sale and delivery of products.

                  Accounts Receivable:
                  --------------------

                  Accounts receivable is valued net of a provision for doubtful accounts based on a review of collectibility. Accounts deemed uncollectible are applied to an allowance for doubtful accounts and charged against earnings. As of November 30, 2007, there is no allowance for doubtful accounts.

                          MULTIMEDIA DESIGN CORPORATION
                        Notes to the Financial Statements
                                November 30, 2007


NOTE 1 - (CONTINUED)
--------------------

                  Income Taxes:
                  -------------

                  Income from the corporation is taxed at regular corporate rates per the Internal Revenue Code. There are no provisions for current taxes due to net available operating losses.

                  Fixed Assets:
                  -------------

                  Fixed Assets are depreciated over their useful lives ranging from 5 to 39 years. Repairs and maintenance is charged to expense as incurred.

                  Deferred Software Costs:
                  ------------------------

                  The costs incurred in establishing technological feasibility of its internally developed software are expensed. Once the software is found to be technologically feasible, all production costs of the software are capitalized until the product is available for general release to the public. Upon release, deferred software costs are amortized over the expected life of the software.

                  Stock Options and Stock Purchase Warrants
                  -----------------------------------------

                  The Company applies Statement of Financial Accounting Standards No. 123 (R), "Accounting for Stock-Based Compensation", in accounting for its performance-based stock compensation plan. Accordingly, compensation based on the fair value of services received is recognized at the time options are granted. The Black-Scholes option-pricing model was used to calculate the "fair values" of stock options.

                  Earnings (Loss) per Share:
                  --------------------------

                  Earnings (loss) per share (basic) is calculated by dividing the net income (loss) by the weighted average number of common shares outstanding for the period covered. As the Company has no potentially dilutive securities, fully diluted earnings
                  (loss) per share is identical to earnings (loss) per share (basic).

                  Use of Estimates:
                  -----------------

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

                          MULTIMEDIA DESIGN CORPORATION
                        Notes to the Financial Statements
                                November 30, 2007


NOTE 2 - FIXED ASSETS
---------------------

         Fixed assets at November 30, 2007 are as follows:

                  Computer Equipment                           $   11,906
                  Software                                         15,737
                  Office Improvements                              30,710
                  Less:  Accumulated Depreciation                 (22,480)
                                                               ----------

                           Total Fixed Assets                  $   35,873
                                                               ===========

         Depreciation expense was $4,365 for the eleven months ended November 30, 2007.


NOTE 3 - OTHER ASSETS
---------------------

         DEFERRED SOFTWARE COSTS

         The Company began developing mPower(TM) for the Web in 2001. All costs associated with its development have been capitalized. These costs are being amortized over the life of the product.

                  mPower ("M4TW")                             $  587,717
                  Less:  Accumulated Amortization               (243,766)
                                                              ----------

                           Total Deferred Software Costs      $  343,951
                                                              ==========

         Amortization expense was $48,911 for the eleven months ended November 30, 2007.

                          MULTIMEDIA DESIGN CORPORATION
                        Notes to the Financial Statements
                                November 30, 2007



NOTE 4 - NOTES PAYABLE
----------------------

Line of Credit and Notes Payable

Short-term notes payable consists of the following at November 30, 2007:

Revolving lines-of-credit:                       $ 182,500
                                                 $ 176,879

Note Payable to Shareholders                     $  91,203
Other notes                                         25,000
                                                 ---------
         Total Other Notes                       $ 505,745
                                                 =========

Total interest expense was $17,826 for the eleven months ended November 30, 2007.

During the eleven months ended November 30, 2007, notes payable of $701,171 were converted to shares of Preferred C - Series 2 per related note agreements.

Gaston Private Equity invested $505,000 as a note payable during 2007, of which $500,000 was converted into Preferred C - Series 2 at November 30, 2007.

                          MULTIMEDIA DESIGN CORPORATION
                        Notes to the Financial Statements
                                November 30, 2007


NOTE 5 - EQUITY
---------------

         PREFERRED STOCK


         The Company has two classes of authorized Preferred Stock: There are 7,836,505 Series 1 shares authorized and 11,450,215 Series 2 shares authorized. Both Series are convertible, non cumulative shares and have a par value of $.001. Series 2 shares have seniority to Series 1 shares as it relates to liquidation of assets. Both Series 1 and 2 have liquidation preferences to common shares up to $.6918 per share. The conversion price to common shares of both Series is $.6918 per share. At November 30, 2007 there were the following shares outstanding:

                                               As of Nov 30, 2007
                                              -----------------------

                                              Series 1       Series 2
                                              --------       --------

                                              1,108,694    14,981,284
                                              =========    ==========

         COMMON STOCK

         The Company is authorized to issue 30,000,000 common shares at a par value of $0.001 per share. These shares have full voting rights. At November 30, 2007, there were 711,976 shares outstanding.

         COMMON STOCK OPTIONS

         The Company has a performance-based incentive stock option and award plan for its employees and directors. Under the plan, the Company can grant stock options of up to 10 percent of the Company's authorized shares. The maximum term of the options is 10 years and they vest immediately. The following is a summary of the status of the stock option plan during 2007:
                                              As of November 30, 2007
                                              -----------------------

                                                  1,609,504
                                                  ==========

         The stock option agreement calls for a fixed option price set by the Company, not to be below the fair market value of the stock price at the grant date. As of November 30, 2007, the Company had 200,000 options outstanding with an option strike price of $.10 and 1,409,504 with an option strike price of $.30. The same options were outstanding as of December 31, 2006.

                          MULTIMEDIA DESIGN CORPORATION
                        Notes to the Financial Statements
                                November 30, 2007


NOTE 5 - EQUITY (CONTINUED)
---------------------------

         The Company applies Statement of Financial Accounting Standards No. 123
         (R), "Accounting for Stock-Based Compensation", in accounting for its performance-based stock compensation plan. Accordingly, compensation based on the fair value of services received is recognized at the time options are granted. The Black-Scholes option-pricing model was used to calculate the "fair values" of stock options.

         DIVIDENDS AND DISTRIBUTIONS

         The Company has paid no dividends or other distributions during the six months ended November 30, 2007.

         OTHER COMPREHENSIVE INCOME

         The Company has no other comprehensive income during the six months ended November 30, 2007.


NOTE 6 - INCOME TAXES
---------------------

         The Company has adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS No. 109), which requires the use of the liability method in the computation of income tax expense and the current and deferred income taxes payable. Under SFAS No. 109, income tax expense consists of taxes payable for the year and the changes during the year in deferred assets and liabilities. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases and financial reporting bases of assets and liabilities. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

         The Company had net losses for the periods ended December 31, 2006 and 2005 and the eleven months ended November 30, 2007, and therefore incurred no tax liability. Deferred tax assets calculated on NOL's (net operating losses) and other tax preference items have been fully reserved, as there is substantial doubt as to future tax benefits. The realization of deferred tax benefits is contingent upon future earnings.


NOTE 7 - COMMITMENTS AND CONTINGENCIES
--------------------------------------

         There are no lease obligations as of November 30, 2007.

NOTE 8 - RELATED PARTY TRANSACTIONS
-----------------------------------

         The Company owes $15,000 to a shareholder at November 30, 2007.   No
         interest is stated on this note.


NOTE 9 - FINANCIAL CONDITION AND GOING CONCERN
----------------------------------------------

         MultiMedia Design Corporation has an accumulated deficit through November 30, 2007 totaling ($7,393,086) and had negative working capital of ($313,501). Because of this accumulated loss, the Company will require additional working capital to develop its business operations. The Company intends to raise additional working capital either through private placements, public offerings and/or bank financing. See subsequent events per NOTE 10 below. There are no assurances that the Company will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support the Company's working capital requirements. To the extent that funds generated from any private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital is not available, the Company may not continue its operations.

         MultiMedia Design Corporation faces many factors in its ability to continue as a going concern, including but not limited to, the promotion of its internally developed software, competition from larger and better capitalized companies, and its ability to create traffic to its website function. To date, much of the Company's activities have been focused on developing its internal software, and its continued existence is dependent upon the effective implementation of its software to the internet.

         Should the above concerns materialize, it is conceivable that the Company would have to suspend or discontinue operations. Management believes that the efforts it has made to promote its software will continue for the foreseeable future. These conditions raise substantial doubt about MultiMedia Design Corporation's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

         No dealer, salesman or any other person has been authorized to give any quotation or to make any representations in connection with the offering described herein, other than those contained in this Prospectus. If given or made, such other information or representation'; must not he relied upon as having been authorized by the Company or by any Underwriter. This Prospectus does not constitute an offer to sell, or a solicitation of an otter to buy any securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction.

                  TABLE OF CONTENTS
Prospectus Summary                                                        2
Corporate Information                                                     2
Summary Financial Data                                                    2
Risk Factors                                                              3
Forward Looking Statements                                                6
Dilution                                                                  6
Plan of Distribution                                                      8
Use of Proceeds                                                           9
Description of Business                                                  10
Management's Discussion and Plan of Operations                           16
Description of Property                                                  17
Director's, Executive Officers and Significant Employees                 17
Remuneration of Officers and Directors                                   18
Interest of Management and Others in Certain Transactions                18
Principal Shareholders                                                   19
Significant Parties                                                      19
Securities Being Offered                                                 20
Relationship with Issuer of Experts Named in Registration Statement      20
Legal Proceedings                                                        20
Changes In and Disagreements with Accountants on Accounting
         and Financial Disclosure                                        20
Disclosure of Commission Position of Indemnification for
         Securities Act Liabilities                                      20
Legal Matters                                                            21
Experts                                                                  21
Dividend Policy                                                          21
Capitalization                                                           22
Transfer Agent                                                           22
Financial Statements                                                     F-1

Until the 90th day after the later of (1) the effective date of the registration statement or (2) the first date on which the securities are offered publicly), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 1.          Indemnification of Directors and Officers

         Our certificate of incorporation provides that the liability of our officers and directors for monetary damages shall be eliminated to the fullest extent permissible under the General Corporation Law of the State of Delaware, which includes elimination of liability for monetary damages for defense of civil or criminal actions. The provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.


Item 2.          Other Expenses of Issuance and Distribution

         All expenses, including all allocated general administrative and overhead expenses, related to the offering or the organization of the Company will be borne by the Company.

         The following table sets forth a reasonable itemized statement of all anticipated out-of-pocket and overhead expenses (subject to future contingencies) to be incurred in connection with the distribution of the securities being registered, reflecting the minimum and maximum subscription amounts.

                                            Minimum       Maximum

          SEC Filing Fee                    $    64       $    64
          Printing and Engraving Expenses     1,000         5,000
          Legal Fees and Expenses             2,500        15,500
          Edgar Fees                          2,800         2,800
          Accounting Fees and Expenses        3,000         3,000
          Blue Sky Fees and Expenses          4,500         7,000
          Miscellaneous                       2,905           405
                                            -------       -------
          TOTAL                             $16,769       $33,769

As more shares are sold, we anticipate legal fees to increase due to the likelihood of investors being from other states which could result in state blue sky securities filings. Although our legal fees are not contingent on the number of shares sold, it is likely that the legal fees will increase as our attorney will charge us for these filings. Also, as more shares are sold, our printing expenses will increase.


Item 3.        Undertakings
   1(a) Rule 415 Offering. If the small business issuer is registering securities under Rule 415 of the Securities Act (230.415 of this chapter), that the small business issuer will:
     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:
          (i) Include any prospectus required by section 10(a)(3) of the Securities Act; and
          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any


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

     deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
          (iii) Include any additional or changed material information on the plan of distribution.
     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
     (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to his registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to purchaser:

             (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (230.424 of this chapter);
            (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;
            (iii) The portion of any other free writing  prospectus  relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and
            (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

         Registrant hereby undertakes to request acceleration of the effective date of the registration statement under Rule 461 of the Securities Act:
                Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
         In the event that a claim for indemnification against such liabilities (other than payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter ahs been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed by the Securities Act and will be governed by the final adjudication of such issue.



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




Item 4.          Unregistered Securities Issued or Sold Within One Year

The Company issued the following Series 2 Preferred Stock in the last year:

                                                                                  # common
                                                                                    shares
Issued to                  Date issued      No. shares issued       Cash paid     if converted
----------------------------------------------------------------------------------------------

Richard Joyce              01/15/2007          275,930              $ 25,000        398,858
Faison Enterprises         02/07/2007        1,417,954              $ 98,492      2,049,659
Brian Snediker             03/31/2007          367,129              $ 54,551        530,687
Linda Patterson            03/31/2007          130,575              $ 19,402        188,747
Minor Hinson               03/31/2007           64,648              $  9,606         93,449
Frank Childress            03/31/2007          128,671              $ 19,119        185,995
Gaston Private Equity      06/30/2007        3,365,000              $500,000      4,864,123


This stock was issued  under the  exemption  under the  Securities  Act of 1933, section 4(2); this section states that transactions by an issuer not involving any public offering is an exempted transaction. The company relied upon this exemption because in each private transaction in 2007, the shareholders received their respective shares for the cash they paid. The certificates evidencing the securities bear legends stating that the shares may not be offered, sold or otherwise transferred other than pursuant to an effective registration statement under the Securities Act, or an exemption from such registration requirements.

























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


                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form SB-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Charlotte, State of North Carolina, on February 21, 2008.

                           Multimedia Design Corporation.



                           By: /s/  Robert Yarmey
                               -----------------------------
                                    Robert Yarmey, President


In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons, in the capacities and on the dates stated.

Signature                  Title                               Date
------------------------   ----------------------------        -----------------



/s/  Robert Yarmey          CEO, President                     February 21, 2008
------------------------
Robert Yarmey


/s/  T. Brian Snediker      CFO, Secretary and Director        February 21, 2008
------------------------
T. Brian Snediker


/s/  T Brian Snediker       Chief Financial Officer            February 21, 2008
------------------------
T. Brian Snediker


/s/  T. Brian Snediker      Chief Accounting Officer           February 21, 2008
------------------------
T. Brian Snediker







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


Item 5.       Exhibits

              The following Exhibits are filed as part of the Registration
Statement:

Exhibit No.                Identification of Exhibit
   2.1     -   Articles of Incorporation
   2.2     -   Amended and Restated Certificate of Incorporation
   2.4     -   By Laws
   3.1     -   Specimen Stock Certificate
   4.1     -   Form of Subscription Agreement
  10.1     -   Consent of The Hall Group, CPA's
  11.1     -   Opinion and Consent of The Law Offices of Bradley Harrison










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